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                                                                     EXHIBIT 2.2
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                            ASSET PURCHASE AGREEMENT

                                     between

                        INSpire INSURANCE SOLUTIONS, INC.

                                       and

                    ARROWHEAD GENERAL INSURANCE AGENCY, INC.



regarding the sale of a certain business and the assets related to such business dated as of October 29, 1998


================================================================================


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                                TABLE OF CONTENTS

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
                    [to be completed only after the agreement
                           is substantially finalized]
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                             SCHEDULES AND EXHIBITS

Schedule                                                                    Description
--------                                                                    -----------
Schedule 1.2............................................................Excluded Assets
Schedule 4.5(a)(1).......................................................Capitalization
Schedule 4.5(a)(2).........................................Exceptions to Capitalization
Schedule 4.5(b)............................................................Subsidiaries
Schedule 4.6(a)...........................................Year-End Financial Statements
Schedule 4.6(b)............................................Interim Financial Statements
Schedule 4.8..............................................Exceptions to Certain Changes
Schedule 4.12(a)....................................................Owned Real Property
Schedule 4.12(b)...................................................Leased Real Property
Schedule 4.13(a)................................................Owned Personal Property
Schedule 4.13(b)...............................................Leased Personal Property
Schedule 4.15.................................................................Insurance
Schedule 4.16........................................................Material Contracts
Schedule 4.17........................................................Litigation; Orders
Schedule 4.19...................................................................Permits
Schedule 4.20(a)................................................Owned Intangible Assets
Schedule 4.20(b).............................................Licensed Intangible Assets
Schedule 4.21(a)..............................................................Employees
Schedule 4.21(b).........................................Employment and Labor Contracts
Schedule 4.22(a)..................................................Welfare Benefit Plans
Schedule 4.22(b)..................................................Pension Benefit Plans
Schedule 4.22(c)..................................................Employee Arrangements
Schedule 4.24......................................Bank Accounts and Powers of Attorney
Schedule 4.26......................................Exceptions to Affiliate Transactions
Schedule 6.3(b)...................................Exceptions to Prohibited Transactions
Schedule 8.2(b).......................................................Required Consents
Schedule 8.3(b)........................................................Required Permits
Schedule 9.1(l).....................................................Restricted Software
Schedule 11.1........................................................Retained Employees
Schedule 13.8........................................................Notice Information

Exhibit                                                                     Description
--------                                                                    -----------
Exhibit 2.2(b).................................................Form of Option Agreement
Exhibit 3.2(g)......................................Form of Opinion of Seller's Counsel
Exhibit 3.2(h)....................................Form of Registration Rights Agreement
Exhibit 3.3(d)...................................Form of Opinion of Purchaser's Counsel
Exhibit 9.1(k)(1)......................Form of Claims Administration Services Agreement
Exhibit 9.1(k)(2)......................Form of Policy Administration Services Agreement

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of October 29, 1998 (the "SIGNING DATE"), is made by and between Arrowhead General Insurance Agency, Inc., a Minnesota corporation ("SELLER"), and INSpire Insurance Solutions, Inc., a Texas corporation ("PURCHASER"). Seller and Purchaser are sometimes collectively referred to as the "PARTIES," and individually referred to as a "PARTY."

                             PRELIMINARY STATEMENTS

         A. Seller is a general insurance agency that also provides third party policy and claims administration services for property and casualty lines of insurance (such third party policy and claims administration services being herein referred to as the "BUSINESS," and that portion of Seller which conducts the Business, the "DIVISION").

         B. Seller desires to sell and assign to Purchaser, and Purchaser desires to purchase and assume from Seller, all the Business and substantially all of the assets of the Division, in each case on the terms and subject to the conditions set forth in this Agreement.

         C. Capitalized terms used in this Agreement are defined or indexed in Appendix A for the convenience of the reader and in order to eliminate the need for cross-references. Appendix A is incorporated herein by this reference.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties set forth in this Agreement and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.
                    IDENTIFICATION OF ASSETS AND LIABILITIES

         Section 1.1 Sale of Purchased Assets. Subject to the terms and conditions and in reliance upon the representations and warranties of Seller contained in this Agreement, at the Closing Seller will (or Seller will cause its Affiliates to) sell and transfer to Purchaser, and Purchaser will purchase and receive from Seller, all the assets of Seller (except for Excluded Assets) which are presently being used in the conduct of, or are reasonably related to, the Business as they exist on the Closing Date, free and clear of all Encumbrances other than Permitted Encumbrances (the "PURCHASED ASSETS"). Without limiting the generality of the preceding sentence, the Purchased Assets include all of the following assets which are presently being used in the conduct of, or are reasonably related to, the Business:

         (a) the leasehold or subleasehold interests of Seller in the Real Property Leases;

         (b) the Intangible Assets of Seller, whether owned or licensed, and all goodwill attendant thereto;

         (c) furniture and fixtures of Seller;

         (d) computer and other equipment of Seller;

         (e) automobiles and other vehicles owned, leased or used by Seller;

         (f) supplies and sundry items, including telephone numbers, keys and lock combinations;

         (g) contracts, agreements, leases, licenses, arrangements, commitments, franchises, and understandings, whether written or oral, to which Seller is a party;

         (h) rights and claims under insurance policies for damage to Purchased Assets to the extent that any damaged Purchased Assets have not been repaired or replaced prior to Closing;

         (i) Permits of Seller, including all Permits relating to operation and ownership of the Purchased Assets;

         (j) prepaid expenses, including monies held by third parties and loans to employees;

         (k) Books and Records;

         (l) technical documentation owned by Seller, including material and tooling specifications, purchasing specifications, invention records, research records, inspection processes and equipment lists; and

         (m) claims and causes of action of Seller relating to or arising out of the Business, except to the extent that any claim or cause of action against third parties can be used as a defense, counterclaim or offset against any suit brought by third parties against Seller with respect to any Excluded Liabilities.

     Section 1.2 Excluded Assets. The term "EXCLUDED ASSETS" will mean the assets of Seller specified on Schedule 1.2, and will not be construed to include any assets of Seller not specifically listed on Schedule 1.2.

     Section 1.3 Assumed Liabilities. Subject to the terms and conditions and in reliance upon the representations and warranties of Seller contained in this Agreement, at the Closing Seller will assign to Purchaser, and Purchaser will assume from Seller, all the liabilities of Seller which (a) relate exclusively to the ownership or conduct of the Business, and (b) are reflected on the Year-End Balance Sheet or were incurred in the ordinary course of business since the Balance Sheet Date, including obligations related to accrued vacation, holiday and sick leave (collectively, the "ASSUMED LIABILITIES").

     Section 1.4 Excluded Liabilities. Except for the Assumed Liabilities, Purchaser has not agreed to pay, will not be required to assume and will have no liability or obligation with respect to, any liability or obligation, direct or indirect, absolute or contingent, of Seller or the Division, any subsidiary or affiliate of Seller or the



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


Division or any other Person (collectively, the "EXCLUDED LIABILITIES"), and Seller agrees that it will take all actions and do all things necessary to ensure that Purchaser is not liable for any Excluded Liabilities. Without limiting the generality of the preceding sentence, the Excluded Liabilities include all of the following:

         (a) liabilities related to Taxes and Environmental Laws for all periods prior to the Closing Date;

         (b) liabilities related to any Action arising out of or in connection with the ownership or conduct of the Business by Seller or the Division, whether asserted before or after the Closing Date and whether known or unknown on the Closing Date;

         (c) liabilities related to any former or current employee or agent of Seller or the Division, including any liabilities under or associated with any Employee Benefit Plan, any Actions asserted by or on behalf of any former or current employee or agent of Seller or the Division, any claims for wages, overtime pay, bonuses, commissions or other forms of compensation, and any claims under any policies of Seller or the Division related to its Employees; provided, however, that the Excluded Liabilities does not include obligations related to accrued vacation, holiday and sick leave; and

         (d) liabilities, costs and expenses incurred by Seller or the Division in connection with the negotiation, execution or performance of this Agreement and the transactions contemplated hereby.

                                  ARTICLE II.
                        PURCHASE PRICE AND RELATED TERMS

     Section 2.1 Base Purchase Price. In addition to the assumption by Purchaser of the Assumed Liabilities, the total consideration for the Purchased Assets will be the sum of $13,500,000 (the "BASE PURCHASE PRICE"), minus the Adjustment Amount calculated pursuant to Section 2.4 (the Base Purchase Price minus the Adjustment Amount, the "FINAL PURCHASE PRICE").

     Section 2.2 Payment of Base Purchase Price. On the Signing Date, Purchaser will cause a duly authorized officer of Purchaser to provide Seller with written documentation of a deposit by Purchaser of the Base Purchase Price into a segregated bank account that is under the exclusive control of Purchaser (the "SEGREGATED ACCOUNT"). At the Closing, Purchaser will (a) pay to Seller from the Segregated Account an amount equal to $6,500,000 (or $6,500,000 minus the Adjustment Amount if the Adjustment Amount is deemed final in accordance with
Section 2.4(b)) (such amount, the "CLOSING CASH PAYMENT") by wire transfer of immediately available funds to the bank account set forth on a notice given by Seller to Purchaser not later than three business days prior to the Closing Date and (b) deliver to Seller an Option Agreement substantially in the form attached as Exhibit 2.2(b) (the "OPTION AGREEMENT").

     Section 2.3 Allocation of the Purchase Price. As soon as practicable, but not later than 120 days after the Closing Date, the Parties will agree upon the allocation of the Base Purchase Price (and all other capitalizable costs) among the Purchased Assets and Assumed Liabilities, and will set forth such allocation on a statement (the "ALLOCATION STATEMENT"). The Allocation



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Statement will be revised to reflect any changes in the Direct Written Premiums shown on the Final Closing Premium Statement from the Direct Written Premiums shown on the Closing Premium Statement, whether or not such changes result in an adjustment to the Base Purchase Price. If the Parties fail to agree on the allocation of the Purchase Price within 120 days after the Closing Date, then the disagreement will be resolved as soon as practicable thereafter, but not later than 180 days after the Closing Date, by one of the largest four national accounting firms, which accounting firm will be jointly selected by the Parties. The Parties acknowledge that the scope of such accounting firm's work will be limited to resolving only those items to which the Parties do not agree regarding the allocation of the Base Purchase Price. The decision of the accounting firm will be final and binding upon the Parties. The Parties will share equally the fees, costs and expenses of the accounting firm selected to resolve any disagreements regarding the Allocation Statement. Each Party will file all Tax returns, and execute such other documents as may be required by any taxing authority, in a manner consistent with the Allocation Statement. Each Party will prepare Internal Revenue Service Form 8594 pursuant to Section 1060 of the Code relating to the transactions contemplated by this Agreement based on the Allocation Statement, and will deliver such form to each other. Each Party will file such form with all relevant taxing authorities.

     Section 2.4 Purchase Price Adjustment.

         (a) Closing Premium Statement. As soon as reasonably practicable, but not later than the later to occur of the Signing Date or November 13, 1998, Seller will delivery to Purchaser a statement detailing the amount of Direct Written Premiums recognized by Seller in the calendar months August 1998, September 1998 and October 1998 (such statement, together with the supporting workpapers, the "CLOSING PREMIUM STATEMENT"). The amount set forth on the Closing Premium Statement will be calculated in accordance with GAAP; provided, however, that the Closing Premium Statement will not be required to have any of the notes to the financial statements as required by GAAP. Seller will give Purchaser and its Representatives reasonable access to Seller's facilities and the Books and Records so as to enable Purchaser to verify the amounts set forth on the Closing Premium Statement.

         (b) Review of Closing Premium Statement. As soon as practicable, but not later than 30 days after the delivery of the Closing Premium Statement, Purchaser will inform Seller in writing of any objection to the Closing Premium Statement, which objection, if any, will set forth in reasonable detail Purchaser's objections and the basis for those objections (the "OBJECTION NOTICE"). If Purchaser so objects and the Parties do not resolve such objections on a mutually agreeable basis within 45 days after the delivery of the Closing Premium Statement, then the disagreement will be resolved as soon as practicable thereafter, but not later than 75 days after the delivery of the Closing Premium Statement, by one of the largest four national accounting firms, which accounting firm will be selected jointly by the Parties. The Parties acknowledge that the scope of such accounting firm's work will be limited to resolving the objections set forth in the Objection Notice. The decision of such accounting firm will be final and binding upon the Parties. The Closing Premium Statement (as adjusted, if applicable, by the agreement of the Parties or the decision of the accounting firm, the "FINAL CLOSING PREMIUM STATEMENT") and the amount of Direct Written Premiums recognized by Seller in the calendar months August 1998, September 1998 and October 1998 (the "WRITTEN PREMIUM AMOUNT") will



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be deemed final upon the earlier to occur of (i) the agreement of the Parties,
(ii) the decision of the accounting firm, or (iii) the failure of Purchaser to deliver an Objection Notice to Seller within 30 days after the delivery of the Closing Premium Statement. Each Party will bear the fees, costs and expenses of its own accountants, will share equally the fees, costs and expenses of the accounting firm selected by the Parties to resolve any disagreements regarding the Objection Notice and will permit each other and each other's Representatives reasonable access to the books and records necessary to perform the analysis contemplated by this Section.

         (c) Purchase Price Adjustment; Procedure. Upon the Final Closing Premium Statement being deemed final in accordance with Section 2.4(b), the Base Purchase Price will be adjusted, if at all, as follows: if the product of the Written Premium Amount multiplied by four is less than $200,000,000, then the Base Purchase Price will be reduced by an amount equal to the product of (i) the Base Purchase Price multiplied by (ii) a fraction consisting of (A) a numerator equal to the difference of $200,000,000 minus the product of the Written Premium Amount multiplied by four and (B) a denominator equal to $200,000,000 (such amount, together with interest thereon calculated at a rate equal to eight percent (8.0%) compounded daily from the Closing Date to the date the Final Closing Premium Statement is deemed final in accordance with Section 2.4(b), the "ADJUSTMENT AMOUNT").

         (d) Adjustment Procedure. Purchaser must first seek payment of the Adjustment Amount from the Closing Cash Payment, thereafter pursuant to the right of set-off under the Option Agreement and thereafter from Seller. Such payment from Seller, if any, will be made within five business days after the final determination of the number of Option Shares (as defined in the Option Agreement) that vest pursuant to Section 2.4 of the Option Agreement.

     Section 2.5 Delivery of Schedules. The Parties acknowledge that the Schedules to be delivered pursuant to this Agreement will not be delivered on the Signing Date. The Parties agree that all Schedules will be delivered no later than November 6, 1998. If the Party to whom a particular Schedule is delivered does not object in writing to the contents of such Schedule by November 11, 1998, then that particular Schedule will be deemed final and the disclosures made thereon will be deemed made as of the Signing Date. Any Schedule to which a written objection is raised will be deemed final upon the mutual agreement of the Parties as to the content of such Schedule and the disclosures made thereon will be deemed made as of the Signing Date.

                                  ARTICLE III.
                                     CLOSING

     Section 3.1 Closing. The consummation of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Akin, Gump, Strauss, Hauer and Feld, 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201 on the first business day following the date on which all of the conditions contained in Article IX, to the extent not waived, are satisfied. The Closing may be postponed to such other date as the Parties may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "CLOSING DATE." The Parties anticipate that the Closing will occur within 35 days of the filing of the initial notification required under the HSR Act.



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     Section 3.2 Deliveries by Seller. At the Closing, Seller will deliver, or cause to be delivered, to Purchaser the following:

         (a) a bill of sale in form and substance reasonably acceptable to Purchaser;

         (b) a lease assignment and estoppel certificate with respect to each Real Property Lease, each in recordable form;

         (c) instruments of assignment with respect to the Intangible Assets, each in recordable form;

         (d) documents evidencing the transfers of all motor vehicles and registrations;

         (e) such other instruments of conveyance and transfer as will be necessary to vest in Purchaser good and valid title to the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances;

         (f) the officers' certificates referred to in Sections 9.1(d) and 9.1(e);

         (g) an opinion of counsel in substantially the form of Exhibit 3.2(g) attached hereto;

         (h) an executed Registration Rights Agreement in substantially the form of Exhibit 3.2(h) attached hereto (the "REGISTRATION RIGHTS AGREEMENT");

         (i) executed counterparts of all Required Consents and Required
Permits;

         (j) all Books and Records;

         (k) a certificate dated within ten business days of the Closing from the Secretary of State of Minnesota (or other proper state official) certifying as to Seller's good standing in such state;

         (l) a receipt for the payment of the Closing Cash Payment and the delivery of the Option Agreement; and

         (m) all other previously undelivered documents, instruments and writings required to be delivered by Seller to Purchaser at or prior to the Closing pursuant to this Agreement.

     Section 3.3 Deliveries by Purchaser. At the Closing, Purchaser will deliver to Seller the following:

         (a) federal or other immediately available funds by wire transfer to Seller in an amount of the Closing Cash Payment;

         (b) the Option Agreement;



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         (c) the officer's certificates referred to in Sections 9.2(c) and
9.2(d);

         (d) an opinion of counsel in substantially the form of Exhibit 3.3(d) attached hereto;

         (e) a certificate dated within ten business days of the Closing from the Secretary of State of Texas (or other proper state official) certifying as to Purchaser's good standing in such state;

         (f) an instrument of assumption by Purchaser of the Assumed Liabilities in form and substance reasonably acceptable to Seller;

         (g) an executed Registration Rights Agreement; and

         (h) all other previously undelivered documents, instruments and writings required to be delivered by Purchaser to Seller at or prior to the Closing pursuant to this Agreement.

     Section 3.4 Simultaneous Deliveries. The delivery of the documents required to be delivered at the Closing pursuant to this Agreement will be deemed to occur simultaneously. No delivery will be effective until each Party has received or waived receipt of all the documents that this Agreement entitles such Party to receive.

     Section 3.5 Bulk Sale; Sales and Transfer Taxes. The Parties agree not to comply with the bulk transfer provisions of any jurisdiction in which any of the Purchased Assets are located. Except for the Assumed Liabilities, Purchaser will have no liability or obligation to Seller, to Seller's creditors or to others, growing out of or arising from the sale by Seller of the Purchased Assets to Purchaser under the provisions of this Agreement; nor will Purchaser be liable for any Tax liabilities, including any sales tax or title transfer fee attributable to the sale of the Purchased Assets. Any Taxes and any transfer, recording or similar fees and charges arising out of or in connection with the transfer of the Purchased Assets will be borne by Seller.

     Section 3.6 Mail Received After Closing. On and after the Closing, Purchaser may receive and open all mail addressed to Seller and deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the Business or any of the Purchased Assets or Assumed Liabilities. Purchaser agrees to deliver or to cause to be delivered to Seller all mail received by Purchaser which is addressed to Seller and does not relate to the Business, the Purchased Assets or the Assumed Liabilities.

                                  ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser that the statements made in this Article IV are true, correct and complete:

     Section 4.1 Organization; Good Standing; Delivery of Charter Documents. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Seller is duly qualified or licensed as a foreign corporation in each jurisdiction in



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which the Purchased Assets are owned or leased by Seller, or the nature of the
Business makes such qualification or licensing necessary, except those jurisdictions wherein the failure to so qualify could not have a Material Adverse Effect on Seller. Prior to the Signing Date, Seller has delivered to Purchaser true and complete copies of Seller's Charter Documents as in effect on the Signing Date.

     Section 4.2 Power and Authority. Seller has all requisite corporate power and authority necessary to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the execution, delivery and performance of all documents and instruments to be delivered by Seller pursuant to the terms hereof (such documents and instruments, together with this Agreement, the "TRANSACTION DOCUMENTS"). Seller has all requisite corporate power and authority necessary to own, operate and lease the Purchased Assets and to carry on its Business as and where conducted.

     Section 4.3 Authorization; Execution and Validity. Each of the Transaction Documents, when executed by Seller and delivered to Purchaser, will be duly authorized, executed and delivered, and will constitute a valid, legal and binding obligation of Seller, enforceable against Seller in accordance with the terms of such Transaction Document, subject to any Law Affecting Creditors' Rights.

     Section 4.4 No Conflict; Seller Consents. The execution, delivery and performance by Seller of each Transaction Document will not (a) violate any Law,
(b) violate any Charter Document of Seller, (c) violate any Order to which Seller is a party or by which Seller or its assets is bound, (d) breach any Material Contract, Real Property Lease or Personal Property Lease, (e) result in the creation of any Encumbrance on any of the Purchased Assets, other than Permitted Encumbrances, or require any Consent from any Person.

     Section 4.5 Capitalization.

         (a) Seller. Schedule 4.5(a)(1) lists the total number of authorized, issued and outstanding shares of capital stock of Seller. All the outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. There are no issued and outstanding shares of capital stock of Seller other than as listed on Schedule 4.5(a)(1). Except as listed on Schedule 4.5(a)(2), there is no authorized or outstanding option, subscription, warrant, call, right, commitment or other agreement ("SUBSCRIPTION RIGHT") obligating Seller to issue or sell any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock. None of the shares were issued in violation of any preemptive or preferential rights of any Person. Other than the capital stock of the Subsidiaries, Seller does not own any shares of capital stock, partnership interests or other beneficial ownership interests in any other Person. None of the Business is conducted in any Subsidiary.

         (b) Subsidiaries. Schedule 4.5(b) lists the name of each Person whose capital stock, equity securities or Subscription Right that Seller owns, either beneficially or of record (collectively, the "SUBSIDIARIES"), and the total number of authorized, issued and outstanding shares of such capital stock, equity securities or Subscription Right of each Subsidiary. All the shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. Seller owns all issued and outstanding shares of capital stock of each


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


Subsidiary. There is no authorized or outstanding Subscription Rights obligating any Subsidiary to issue or sell any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock. None of the shares of any Subsidiary were issued or will be transferred pursuant to this Agreement in violation of any preemptive or preferential rights of any Person. No Subsidiary owns any shares of capital stock, partnership interests or other beneficial ownership interests in any other Person.

     Section 4.6 Financial Statements--Division.

         (a) Year-End Financial Statements. Attached hereto as Schedule 4.6(a) are the balance sheets of the Division as of December 31, 1997 (the "YEAR-END BALANCE SHEET" and such date the "BALANCE SHEET DATE"), and December 31, 1996, with the related statements of operations and cash flows for the fiscal years ended on such dates and the accompanying notes (collectively, the "YEAR-END FINANCIAL STATEMENTS"). The Year-End Financial Statements have been prepared in accordance with GAAP (except as noted therein), and present fairly, in all material respects, the financial position of the Division as of the dates indicated and the results of its operations and cash flows for the periods then ended.

         (b) Interim Financial Statements. Attached hereto as Schedule 4.6(b) are the unaudited balance sheet of the Division as of September 30, 1998 (the "INTERIM BALANCE SHEET") and the related statement of operations and cash flows for the eight month period ended on such date (collectively, the "INTERIM FINANCIAL STATEMENTS"). The Interim Financial Statements have been prepared in accordance with the Books and Records and with GAAP (except as noted therein and the absence of detailed notes to such statements), and present fairly, in all material respects, the financial position of the Division as of the date indicated and the results of its operations and cash flows for the period then ended, subject to normal year-end adjustments.

     Section 4.7 No Undisclosed Liabilities. Except as described in the Year-End Balance Sheet, the Purchased Assets and the Business are not subject to any Claim of any nature, absolute or contingent, and no events have occurred or circumstances exist that could give rise to any future Claim that could have a Material Adverse Effect on the Purchased Assets or the Business, other than Claims incurred since the Balance Sheet Date in the ordinary course of Seller's business consistent with past practices.

     Section 4.8 Absence of Certain Changes. Since the Balance Sheet Date, Seller has conducted its business only in the ordinary course of business consistent with past practices and, without limiting the generality of the foregoing and except as listed on Schedule 4.8, there has been no (a) event or occurrence that has caused or will cause a Material Adverse Change, (b) amendment to the Charter Documents, (c) payment of any dividend or distribution made with respect to Seller's capital stock, (d) redemption or purchase of any of Seller's capital stock, (e) amendment, termination or receipt of notice of termination of or entry into any contract, lease or license involving a total commitment by or to Seller of $$10,000, (f) incurrence or guarantee of any debt, other than trade and accounts payable incurred in the ordinary course of business consistent with past practices, (g) loan to or transaction with any officer, director or shareholder, other than in the ordinary course of business consistent with past practices, (h) waiver of any material right or release of any debt or claim, other than waivers or releases given in the ordinary course of business consistent with past practices, (i) amendment or termination of any Permit, (j)



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


destruction, damage or other loss to any of the Purchased Assets other than destruction, damage or other loss that is fully covered by insurance, (k) adoption of or increase in the payments to or benefits under any Employee Benefit Plan, (l) sale, lease, or other disposition of any assets used in the Business, other than the Excluded Assets and assets sold, leased or otherwise disposed of in the ordinary course of business consistent with past practices,
(m) imposition of any Encumbrance on any of the Purchased Assets, other than Permitted Encumbrances, (n) purchase or lease any assets used in the Business, other than assets purchased or leased in the ordinary course of business consistent with past practice, (o) payment of any bonus or an increase in the salary, bonus or other compensation payable to any employee of Seller, other than payments or increases consistent with past practice, (p) change in any accounting method, (q) acceleration related to the collection of accounts receivable or delay related to the payment of accounts payable, or (r) agreement or commitment to take any action described in this Section. Section 4.9 Sufficiency and Condition of and Title to the Purchased Assets.

         (a) Sufficiency of the Purchased Assets. The Purchased Assets constitute all of the assets, properties, licenses and other arrangements which are presently being used or are reasonably related to the Business, and are sufficient to operate the Business in a manner consistent with past practice and at Seller's historic capacity.

         (b) Condition of the Purchased Assets Each of the Purchased Assets complies with Law and is in good and normal operating condition and repair, structurally sound with no known defects (ordinary wear and tear excepted), and suitable for its intended use.

         (c) Title to the Purchased Assets. At the Closing, Seller will transfer to Purchaser good, valid and indefeasible title to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Encumbrances, other than Permitted Encumbrances.

     Section 4.10 Accounts Receivable. All accounts receivable of Seller reflected on the Interim Balance Sheet (the "ACCOUNTS RECEIVABLE") represent or will represent valid obligations arising from sales made, commissions earned or services performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are current and collectible net of the respective reserves shown on the Interim Balance Sheet (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

         Section 4.11 Intentionally Omitted.

         Section 4.12 Real Property.

     (a) Owned Real Property. Schedule 4.12(a) lists as of the Signing Date each parcel of real property owned by Seller used in the Business, including the street address of each property and a summary description of the buildings and improvements thereon. Each parcel of real property listed on Schedule 4.12(a) and any parcel of real property purchased after the

Signing Date in accordance with Section 6.3 (collectively, the "OWNED REAL PROPERTY") is (i) in compliance with all Laws, including the Americans with Disabilities Act and any building, fire, land use, occupancy, safety, set-back, or zoning Law, (ii) not burdened by any covenant, easement, encroachment, restrictive covenant, right-of-way, or servitude, other than those specifically referenced in the title insurance policies delivered pursuant to Section 3.2(b), and (iii) not subject to any condemnation, eminent domain or similar Action.

         (b) Leased Real Property. Schedule 4.12(b) lists all the leases of real property to which Seller is a party and which are used in the Business and in effect as of the Signing Date. All of the leases on Schedule 4.12(b) and any leases of real property entered into after the Signing Date in accordance with
Section 6.3 (collectively, the "REAL PROPERTY LEASES") are valid, binding and in full force and effect. Neither Seller nor, to Seller's Knowledge, any other Person is in default under any Real Property Lease, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by Seller or any other Person. Seller has received a nondisturbance agreement from any lessor's lender under each of the Real Property Leases. True and complete copies of all the Real Property Leases, any amendments thereto and the nondisturbance agreements have been provided to Purchaser prior to the Signing Date.

     Section 4.13 Personal Property.

         (a) Owned Personal Property. Schedule 4.13(a) lists as of the Signing Date all of the personal property (including all machinery, equipment, vehicles, structures, fixtures and furniture) owned by Seller and used in the Business, located on its premises or shown on the Interim Balance Sheet or acquired after the date thereof (except for inventory subsequently sold in the ordinary course of business and consistent with past practice).

         (b) Leased Personal Property. Schedule 4.13(b) lists as of the Signing Date all the leases of personal property used in the Business to which Seller is a party. All of the leases on Schedule 4.13(b) and any leases of personal property entered into after the Signing Date in accordance with Section 6.3 (collectively, the "PERSONAL PROPERTY LEASES") are valid, binding and in full force and effect. Neither Seller nor, to Seller's Knowledge, any other Person is in default under any Personal Property Lease, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by Seller or any other Person. True and complete copies of all the Personal Property Leases and any amendments thereto have been provided to Purchaser prior to the Signing Date.

     Section 4.14 Compliance with Laws. To Seller's Knowledge, Seller has complied with all Laws in the conduct of the Business. Seller has not received any notice from any Governmental Authority or other Person asserting that Seller has violated any Law.

     Section 4.15 Insurance. Schedule 4.15 lists as of the Signing Date all insurance policies to which Seller is a party or which insure the Business or any of the Purchased Assets against loss (collectively, the "INSURANCE POLICIES"), including each insurer's name, coverage deductible and limit, expiration date and current premium. Each Insurance Policy is in full force and effect, all premiums with respect thereto have been paid to the extent due, and no notice of cancellation or termination has been received with respect to any such policy, other than any policy that will be replaced or is intended to be replaced prior to the expiration thereof by policies providing substantially the same coverage from an insurer that is financially sound and reputable. The Insurance Policies provide Seller with adequate insurance coverage against the risks involved in the conduct of the Business and ownership of the Purchased Assets. The coverage provided by the Insurance Policies is not less than the coverage customary in Seller's industry and will not in any way be affected by or terminate or lapse by reason of the consummation of the transactions contemplated by this Agreement. True and complete copies of all Insurance Policies have been provided to Purchaser.

     Section 4.16 Contracts. Schedule 4.16 lists as of the Signing Date all the contracts relating to the Business, Purchased Assets or Assumed Liabilities or by which any of the Purchased Assets is bound, pursuant to which the obligations of any party thereto are, or are contemplated to be, in respect of any such contract (a) in excess of $10,000 during any twelve month period the term thereof, (b) not terminable prior to three month from the Signing Date, or otherwise material to the Business. All of the contracts listed on Schedule 4.16 and any contracts entered into after the Signing Date in accordance with Section
6.3 (collectively, the "MATERIAL CONTRACTS") are valid and binding and in full force and effect, subject to Laws Affecting Creditors' Rights. Neither Seller nor, to Seller's Knowledge, any other Person is in default under any Material Contract, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by Seller or any other Person. Other than the Material Contracts, Seller is not a party to any contract which (x) requires the Consent of any Person in order to consummate the transactions contemplated by this Agreement, (y) is in excess of the normal, ordinary and usual requirements of the Business, or (z) is excessive in price or quantity. True and complete copies of all the Material Contracts have been provided to Purchaser.

     Section 4.17 Litigation; Orders. Schedule 4.17 lists and describes all Actions pending, or to Seller's Knowledge, threatened against or affecting Seller, the Business or any of the Purchased Assets. There is no Action pending or, to Seller's Knowledge, threatened in writing affecting Seller, the Business or any of the Purchased Assets which, if adversely determined, would have, individually or in the aggregate, a Material Adverse Effect. Seller is not subject to any Order. True and complete copies of all material pleadings in the Actions listed on Schedule 4.17 have been provided to Purchaser.

     Section 4.18 Environmental Matters.

         (a) Compliance with Environmental Laws. The Business has been and is operated in compliance with all Environmental Laws and all Permits related to Environmental Laws.

         (b) Hazardous Materials. To Seller's Knowledge, Seller has neither caused nor allowed the generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Materials at any of the properties or facilities used in connection with the Business, including the Owned Real Property and the premise subject to the Real Property Leases, except in compliance with all Environmental Laws. To Seller's Knowledge, no generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Materials has occurred at any of the properties or facilities used in connection with the Business, including the Owned Real Property and the premises subject to the Real Property Leases, except in compliance with all Environmental Laws.

         (c) Existence of an Action. Seller has not received any notice from any Governmental Authority or other Person alleging or concerning any Claim against Seller under any Environmental Law, whether for personal injuries or property damages. There is no Action pending or, to Seller's Knowledge, threatened affecting Seller with respect to the Business alleging or concerning any Claim under any Environmental Law, whether for personal injuries or property damages, nor does Seller have any knowledge of any fact or condition that could give rise to such a Claim.

         (d) Environmental Permits. To Seller's Knowledge, Seller is in possession of and in compliance with all Permits required under the Environmental Laws with respect to the operation of the Business. There are no Actions pending or, to Seller's Knowledge, threatened which seek to modify, revoke or deny renewal of any of such Permit. Seller has no knowledge of any fact or condition that is reasonably likely to give rise to any Action to modify, revoke or deny renewal of any of such Permit. No Consent from any Person is necessary for the transfer of any such Permit, and the consummation of the transactions contemplated by this Agreement will not violate, alter, impair or invalidate, in any respect, any such Permit.

         (e) Miscellaneous. Without in any way limiting the generality of the foregoing, to Seller's Knowledge (i) none of the off-site locations where Seller has transported, released, discharged, stored, disposed or arranged for the disposal of Hazardous Materials has been identified as a facility that is subject to an existing Claim under any Environmental Law or is the subject of any threatened Claim by any Person, (ii) no underground improvement regulated by any Environmental Law, including any storage or treatment tank, is located on the Owned Real Property or the premises subject to the Real Property Leases,
(iii) there is no asbestos contained in or forming part of any Purchased Assets, and no polychlorinated biphenyls or polychlorinated biphenyls-containing items are used or stored at the Owned Real Property or the premises subject to the Real Property Leases.

     Section 4.19 Permits. Schedule 4.19 lists all the Permits related to the Purchased Assets or operation of the Business, and indicates those Permits for which the Consent of any Person is required to assign such Permit. Seller has obtained, maintains in effect, and complies with the terms and conditions of all Permits required by Law. There is no Action pending or, to Seller's Knowledge, threatened in writing to revoke or limit any Permit listed on Schedule 4.19.

     Section 4.20 Intangible Assets.

         (a) Owned Intangible Assets. Schedule 4.20(a) lists all the Intangible Assets used in the Business and owned by Seller as of the Signing Date. With respect to the Intangible Assets listed on Schedule 4.20(a) and all the Intangible Assets obtained or developed prior to the Closing, (i) Seller owns all right, title and interest in and to such Intangible Assets free and clear of all Encumbrances, (ii) Seller has not sold, transferred, licensed, sub-licensed or conveyed any interest in any of such Intangible Assets, and (iii) no Person has infringed upon or misappropriated any of such Intangible Assets.

         (b) Licensed Intangible Assets. Schedule 4.20(b) lists all licenses and contracts related to any Intangible Asset used by Seller in the Business as of the Signing Date. Each license or contract listed on Schedule 4.20(b) and each license or contract related to an Intangible Asset which is entered into after the Signing Date in accordance with Section 6.3 is valid, binding and in full force and effect. Seller has not infringed upon or misappropriated any Intangible Asset owned by another Person.

     Section 4.21 Employees.

         (a) Employees. Schedule 4.21(a) lists the name, job title, date of employment and current annual compensation (salary, bonus and all amounts paid pursuant to an Employee Benefit Plan) for each employee of Seller employed in the conduct of the Business as of the Signing Date (collectively, the "EMPLOYEES"). All Employees are either United States citizens or resident aliens specifically authorized to engage in employment in the United States in accordance with all Laws. All sums due for employee compensation and benefits and all vacation time owing to any employee of Seller (including all persons whose employment by Seller terminated prior to the Signing Date) have been duly and adequately accrued on the accounting Books and Records of Seller.

         (b) Contracts. Schedule 4.21(b) lists each (i) contract between Seller and an Employee, and (ii) collective bargaining agreement and other contract to or with any labor union, employee representative or group of employees. Other than the contracts listed on Schedule 4.21(b), Seller's employment of each Employee is terminable at will without any penalty or severance obligation of any kind on the part of Seller.

         (c) Compliance with Labor Laws. Seller has complied and is presently complying with all Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice or unlawful employment practice.

         (d) Labor Actions and Relations. There is no unfair labor practice charge or complaint against Seller pending or threatened before the National Labor Relations Board nor is there any grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement pending and, to Seller's Knowledge, no basis for any such charge, complaint or grievance exists. There is no labor strike, slowdown or work stoppage pending or threatened against Seller. Seller has neither experienced any significant work stoppages nor been a party to any Action before the National Labor Relations Board involving any issue for the past three years nor been a party to any arbitration proceeding arising out of or under any collective bargaining agreement for the past three years. There is no charge or complaint pending or threatened against Seller before the Equal Employment Opportunity Commission or the Department of Labor or any state or local agency of similar jurisdiction.

     Section 4.22 Employee Benefits.

         (a) Welfare Benefit Plan. Schedule 4.22(a) lists, as of the Signing Date, each Welfare Benefit Plan maintained by Seller or to which Seller contributes or is required to contribute with respect to any Person. True, correct and complete copies of the plan documents for each of

Seller's Welfare Benefit Plans and all related summary plan descriptions have been provided to Purchaser. Except as provided for in the Year-End Balance Sheet (or in the footnotes thereto), as of the Signing Date Seller has no liability for contributions or payments more than 30 days past due with respect to any of its Welfare Benefit Plans or for any retiree benefits under any such Welfare Benefit Plan to current or retired employees of Seller (other than as required by Section 601 of ERISA).

         (b) Pension Benefit Plans. Schedule 4.22(b) lists, as of the Signing Date, each Pension Benefit Plan maintained by Seller or to which Seller contributes or is required to contribute with respect to any Person. True, correct and complete copies of the plan and related trust documents for each of Seller's Pension Benefit Plan and all related summary plan descriptions have been provided to Purchaser. Seller does not presently maintain and has never maintained, nor has had any obligation of any nature (whether contingent or otherwise) to contribute to, a "defined benefit plan" (as defined in Section 414(j) of the Code), without regard to whether such defined benefit plan met the requirements of Section 401(a) of the Code. Except as provided for in the Year-End Balance Sheet (or in the footnotes thereto), as of the Signing Date Seller has no liability for contributions due with respect to its Pension Benefit Plans, including any "individual account plan" (as defined in Section 3(34) of ERISA).

         (c) Employee Arrangements. Schedule 4.22(c) lists each Employee Benefit Plan not otherwise disclosed in Schedules 4.22(a) or 4.22(b) maintained by Seller with respect to any past or present employee of Seller.

         (d) Benefit Plan Compliance. All of Seller's Employee Benefit Plans and any related trust agreements or annuity contracts (or any other funding instruments) currently comply in all respects, and have so complied in the past, both as to form and operation, with all applicable Laws, including ERISA and the Code.

         (e) No Title IV Liability. No liability under Title IV of ERISA has been or will be incurred by Seller on or prior to the Closing Date.

         (f) Effect of Consummation. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Seller or any other individual to a bonus, severance pay, unemployment compensation or similar payment, or (ii) otherwise accelerate the time of payment or vesting, or increase the amount of any compensation due to any current or former employee of Seller.

         (g) WARN Act. Neither Seller nor any Person with whom Seller would be treated as an "employer" for purposes of the Worker Adjustment and Retraining Notification Act or any similar state law has incurred any liability or obligation under such laws.

     Section 4.23 Taxes.

         (a) Tax Returns. All Tax returns, reports, and declarations of estimated Tax (collectively, "RETURNS") which were required to be filed by Seller with any Governmental Authority have been timely filed. All Returns are true and correct and accurately reflect the Tax liabilities of Seller. All Taxes shown to be due pursuant to such Returns, other than Taxes being contested in good faith and for which adequate reserves are reflected on the Interim Balance Sheet, have been paid.

         (b) Statute of Limitations and Tax Actions. Seller has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. There are no pending or, to Seller's Knowledge, threatened Claims, assessments, notices, proposals to assess, deficiencies or audits with respect to Taxes.

         (c) Miscellaneous Tax Representations. Proper and accurate amounts have been withheld and remitted by Seller from and in respect of all Persons from whom it is required by applicable law to withhold for all periods in compliance with the tax withholding provisions of all Laws. Neither Seller nor, to Seller's Knowledge, any other corporation has filed an election under Section 341(f) of Code that is applicable to Seller or any of the Purchased Assets. Seller is not a party to any tax sharing agreement. There is no contract, plan or arrangement covering any Person that, individually or collectively, would give rise to the payment of any amount that would not be deductible by Seller by reason of
Section 280G of the Code. Seller is not a "foreign person" within the meaning of
Section 1445(f)(3) of the Code. Seller has never been a member of any group that filed a consolidated federal income tax return.

     Section 4.24 Bank Accounts; Powers of Attorney. Schedule 4.24 lists the names of (a) each bank, trust company and stock or other broker with which Seller has an account, credit line or safe deposit box or vault, or otherwise maintains relations (the "BANK ACCOUNTS"), (b) all Persons authorized to draw on, or to have access to, each of the Accounts, and (c) all Persons authorized by proxies, powers of attorney or other like instrument to act on behalf of Seller in any matter concerning the Business. Each of the Accounts has a positive cash balance. No proxies, powers of attorney or other like instruments are irrevocable.

     Section 4.25 Suppliers and Customers. The relationships of Seller with its suppliers and customers are satisfactory. No such material customer or supplier has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with Seller, or to materially decrease its services to Seller or its usage of the services of Seller.

     Section 4.26 Affiliated Transactions. Since the Year-End Balance Sheet Date, except as listed on Schedule 4.26 Seller has not paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (tangible or intangible) to, or entered into any agreement or arrangement with, any of the officers, directors or stockholders of Seller or any of its affiliates, except for compensation to officers at rates not exceeding the rates of compensation paid during the fiscal year ended on the Year-End Balance Sheet Date and routine travel advances to officers and employees.

     Section 4.27 Books and Records. The Books and Records of Seller, all of which have been made available to Purchaser, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

     Section 4.28 Full Disclosure. No representation or warranty of Seller made in this Agreement, nor any written statement furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact which affects the Business or financial condition of Seller, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

     Section 4.29 Brokers. No Person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of Seller.

                                   ARTICLE V.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller that the statements set forth in this Article V are correct and complete.

     Section 5.1 Organization; Good Standing; Delivery of Charter Documents. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Purchaser is duly qualified or licensed as a foreign corporation in each jurisdiction in which its assets are owned or leased, or the nature of its business makes such qualification or licensing necessary, except those jurisdictions wherein the failure to so qualify could not have a Material Adverse Effect on Purchaser. Prior to the Signing Date, Purchaser has delivered to Seller true and complete copies of Purchaser's Charter Documents as in effect on the Signing Date.

     Section 5.2 Power and Authority. Purchaser has all requisite corporate power and authority necessary to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the execution, delivery and performance of all the other Transaction Documents to which Purchaser is a party. Purchaser has all requisite corporate power and authority necessary to own, operate and lease its assets and to carry on its business as and where conducted.

     Section 5.3 Authorization; Execution and Validity. Each of the Transaction Documents, when executed by Purchaser and delivered to Seller, will be duly authorized, executed and delivered, and will constitute a valid, legal and binding obligation of Purchaser, enforceable against Purchaser in accordance with the terms of such Transaction Document, subject to any Law Affecting Creditors' Rights.

     Section 5.4 No Conflict; Purchaser Consents. The execution, delivery and performance by Purchaser of each Transaction Document to which it is a party will not (a) violate any Law, (b) violate any Charter Document of Purchaser, (c) violate any Order to which Purchaser is a party or by which Purchaser or its assets is bound, or (d) require any Consent from any Person.

     Section 5.5 Full Disclosure. No representation or warranty of Purchaser made in this Agreement, nor any written statement furnished to Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact which affects the business or financial condition of Purchaser, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

     Section 5.6 Brokers. No Person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of Purchaser.

                                  ARTICLE VI.
                               COVENANTS OF SELLER

     Section 6.1 Cooperation by Seller. From the Signing Date through the Closing Date, Seller will use all reasonable efforts (a) to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement, (b) to cooperate with Purchaser in connection with the foregoing, including using reasonable efforts to obtain all of the Consents, and (c) subject to the other terms and conditions of this Agreement, to cause all the conditions set forth in Section 9.1, the satisfaction of which is in the reasonable control of Seller, to be satisfied on or prior to Closing.

     Section 6.2 Pre-Closing Access to Information. From the Signing Date through the Closing Date, Seller will afford to Purchaser its Representatives access to the properties and the Books and Records of Seller.

     Section 6.3 Conduct of Business.

         (a) Ordinary Course. From the Signing Date through the Closing
Date, Seller, in connection with the conduct of the Business, will use all reasonable efforts to (i) preserve substantially the relationships with its Representatives, suppliers and customers, (ii) perform its obligations under all contracts, leases and Permits in all material respects, (iii) comply with all Laws, (iv) confer with Purchaser regarding operational matters of a material nature, (v) report periodically to Purchaser regarding the status of the Businesses and the results of operations of Seller, and (vi) conduct the Businesses in the ordinary course and consistent with past practices.

         (b) Prohibited Actions. Except as otherwise required or permitted by this Agreement or listed on Schedule 6.3(b), from the Signing Date through the Closing Date Seller will not, without the prior written consent of Purchaser, take or fail to take any action as a result of which any of the changes or events listed in Section 4.7 occur or become likely to occur.

     Section 6.4 Supplements to Schedules. If, between the Signing Date and the Closing Date, Seller becomes aware that any of its representations and warranties in this Agreement or the schedules to this Agreement was inaccurate when made or if during such period any event occurs or condition changes that causes any of such representations and warranties to be inaccurate, then Seller will notify Purchaser thereof in writing and supplement the schedules hereto to account for any such inaccuracy, event or change. Any such supplement to the schedules will not be deemed to have been disclosed as of the Signing Date or to have cured any breach of a representations and warranties made in this Agreement, unless so agreed to in writing by Purchaser.

     Section 6.5 Post-Closing Conduct of Business. Immediately following the Closing, Seller will take all actions and do all things necessary to (a) cease all activities which constitute the conduct of the Businesses (other than matters related to the transition of the Businesses to Purchaser), (b) change the name of Seller to a name that is not similar to its current corporate name, and (c) terminate all of its assumed name filings.

     Section 6.6 Standstill. Until the earlier to occur of the Closing or the termination of this Agreement pursuant to Article X, Seller will not, nor will Seller permit any of its Representatives to, (a) directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any Person (other than Purchaser and its Representatives) concerning any merger, sale of securities, sale of substantial assets, investment proposals or similar transaction involving Seller, (b) entertain or discuss any acquisition or investment proposals whatsoever, (c) disclose to any third party any non-published information concerning Seller, the Business or Seller's financial condition, or (d) withdraw Seller's intention to sell the Purchased Assets to Purchaser.

     Section 6.7 Discharge of Encumbrances. Seller will take all actions and do all things necessary to cause all Encumbrances other than Permitted Encumbrances on any Purchased Assets to be terminated or otherwise discharged at or prior to the Closing.

     Section 6.8 Non-Disclosure; Non-Competition; Non-Solicitation.

         (a) Non-Disclosure Agreement. Seller acknowledges, for itself and each of its Affiliates, that it has and may have access to Confidential Information and that such Confidential Information does and will constitute valuable, special and unique property of Purchaser. At no time will Seller, and at no time will Seller allow its Affiliates or its Representatives to, (i) use any Confidential Information in any manner adverse to the business interests of Purchaser, or (ii) disclose any such Confidential Information to any Person for any reason or purpose whatsoever. Upon the request of Purchaser, Seller will, and will cause its Affiliates and Representatives to, deliver to Purchaser all letters, notes, computer disks, software, notebooks, reports and other materials which contain Confidential Information and which are in the possession or under the control of Seller, Affiliate or Representative.

         (b) Non-Competition Agreement. Seller agrees, and will cause each of its Affiliates, not to provide, either directly or indirectly, any of the Restricted Services within the United States of America for so long as Purchaser provides services to Seller or any Affiliate of Seller (such time period, the "RESTRICTIVE PERIOD").

         (c) Non-Solicitation Agreement. For a period equal to the Restrictive Period, Seller will not, and will cause each of its Affiliates not to, either on its own behalf or on behalf of any entity providing Restrictive Services, directly or indirectly to the extent that Seller is prohibited in engaging in such business pursuant to this Section, (i) solicit or induce, or in any manner attempt to solicit or induce any person employed by, or an agent of, Purchaser (including those Employees who accept employment with Purchaser pursuant to Article XI) to terminate such person's employment or agency, as the case may be, with Purchaser, or (ii) solicit, divert, or attempt to solicit or divert, or otherwise accept as a supplier or customer, any Person which sells any products and services of Purchaser, furnishes products or services to, or receives products and services from, Purchaser, nor will Seller attempt to induce any such supplier or customer to cease being (or any prospective supplier or customer not to become) a supplier or customer of Purchaser.

         (d) Independent Covenants. The covenants contained in this Section are independent and separate, and in the event that any provision contained herein is declared invalid or illegal, the other provisions hereof will not be affected or impaired thereby and will remain valid and enforceable.

         (e) Injunctive Relief. In the event of a breach or threatened breach by Seller of any provision of this Section, Purchaser will be entitled to an injunction to prevent irreparable injury to such Purchaser. Nothing herein will be construed as prohibiting Purchaser from pursuing any other remedies available to Purchaser for such breach or threatened breach, including the recovery of damages from Seller.

         (f) Acknowledgments of Seller. Seller acknowledges that (i) any public disclosure of the Confidential Information will have an adverse effect on Purchaser and the Business, (ii) Purchaser would suffer irreparable injury if Seller breaches any of the terms of this Section, (iii) Purchaser will be at a substantial competitive disadvantage if Purchaser fails to acquire and maintain exclusive ownership of the Confidential Information or to abide by the restrictions provided for in this Section, (iv) the scope of the protective restrictions provided for in this Section are reasonable when taking into account (A) the negotiations between the Parties and (B) that Seller is the direct beneficiary of the Purchase Price paid pursuant to this Agreement, (v) the consideration being paid to Seller pursuant to this Agreement is sufficient inducement for Seller to agree to the terms hereof, (vi) the provisions of this Section are reasonable and necessary to protect the Business, to prevent the improper use or disclosure of the Confidential Information and to provide Purchaser with exclusive ownership of all such Confidential Information and
(vii) the terms of this Section preclude Seller from providing the Restricted Services. Without limiting the foregoing, in the event that a court of competent jurisdiction determines that the Restriction Period exceeds the maximum reasonable and enforceable time period or that the designated area exceeds the maximum reasonable and enforceable area, the Restriction Period or designated area shall be deemed to become and thereafter shall be the maximum time period or area which such court deems reasonable and enforceable.

                                  ARTICLE VII.
                             COVENANTS OF PURCHASER

         Section 7.1 Cooperation by Purchaser. From the Signing Date through the Closing Date, Purchaser will use all reasonable efforts (a) to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement, (b) to cooperate with Seller in connection with the foregoing, including using reasonable efforts to obtain all of the Consents and the Releases, and (c) subject to the other terms and conditions of this Agreement, to cause all the conditions set forth in Section 9.2, the satisfaction of which is in the reasonable control of Purchaser, to be satisfied on or prior to Closing.

     Section 7.2 Pre-Closing Access to Information. Purchaser will refrain from imposing any undue burden upon Seller and from interfering with the operations and conduct of the Business.

     Section 7.3 Purchasers' Consent. If Seller gives written notice to Purchaser that Seller proposes to take any action for which Purchaser's consent is required under Section 6.3 and if Purchaser has not delivered to Seller a written objection to such proposed action within 10 business days of Seller's notice, then Purchaser will be deemed to have consented to such proposed action. Purchaser's consent to any such proposed action will not be unreasonably withheld.

     Section 7.4 Maintenance of the Segregated Account. Until the earlier to occur of the Closing or the termination of this Agreement pursuant to Article X, Purchaser will maintain in the Segregated Account a balance equal to the lesser of the Base Purchase Price or the Final Purchase Price.

                                 ARTICLE VIII.
                                MUTUAL COVENANTS

     Section 8.1 Governmental Consents.

         (a) HSR Filing. Within five business days after the Signing Date, each Party will take all actions and do all things necessary to file the notification required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"). The Parties will use all reasonable efforts to comply as promptly as practicable with any request made pursuant to the HSR Act for additional information. Purchaser will pay the statutory filing fees required by the HSR Act. The Parties anticipate all applicable waiting periods under the HSR Act to be expired or terminated within 30 days of the filing of the initial notification required under the HSR Act.

         (b) Other Governmental Consents. Promptly after the Signing Date, each Party will take all actions and do all things necessary to obtain all Consents required by any Governmental Authority to consummate the transactions contemplated hereby. Each Party will reasonably cooperate with the other Parties in obtaining the Consents specified in this Section.

     Section 8.2 Consents to Assign Leases and Contracts.

         (a) Cooperation and Reasonable Efforts. Each Party hereby agrees to use reasonable efforts, to take reasonable actions (including Purchaser's delivery to third parties of its financial statements) and to cooperate with each other as may be necessary to obtain Consents to transfer and assign the Encumbered Instruments. Except as expressly provided herein, neither Party will be required to pay any sum, to incur any obligation or to agree to any amendment of any Encumbered Instrument in order to obtain any such Consent to transfer and assign the Encumbered Instrument.

         (b) Pre-Closing; Required Consents. Schedule 8.2(b) lists the Encumbered Instruments to which a Consent to transfer and assign must be obtained from the appropriate third party prior to Closing (collectively, the "REQUIRED CONSENTS"). Except for the Required Consents, the obtaining of any Consents related to the Encumbered Instruments will not be a condition to Closing, and Closing will occur irrespective of whether any such Consent has been obtained.

         (c) Post-Closing Efforts to Obtain Consents. In the event any Consent necessary to effect the transfer and assignment of any Encumbered Instrument is not obtained on or prior to Closing, each Party will, for a period of one year following the Closing Date, (i) abide by the requirements of Section 8.2(a), and
(ii) cooperate with each other in any lawful and reasonable arrangement to provide that Purchaser will receive the benefits under any Encumbered Instrument not assigned and transferred at the Closing by reason of the failure to obtain such Consent (a "NON-TRANSFERRED INSTRUMENT"), including, if necessary, at the request and expense (unless any such failure of performance by a third party is due to the failure to obtain the Consent of such third party to the transfer and assignment of the Non-Transferred Instrument) of Seller, enforcing performance by any third party of its obligations in respect of such Non-Transferred Instrument; provided that, to the extent the Parties are successful in providing the material benefits of any Non-Transferred Instrument to Purchaser, such Purchaser will pay, honor and discharge when due all liabilities of Seller related thereto to the extent the liabilities were incurred after the Closing Date. Seller will immediately transfer and assign to Purchaser any Non-Transferred Instrument for which a Consent has been received.

         (d) No Assignment. Notwithstanding anything to the contrary in this Agreement, Seller will not transfer or assign any interest in any Encumbered Instrument, and Purchaser will not assume any liability arising thereunder or resulting therefrom, if an assignment or transfer or an attempt to make an assignment or transfer of such Encumbered Instrument without the Consent of a third party would constitute a breach or violation thereof or a violation of Law, or affect adversely the rights of Purchaser or Seller thereunder, until such Consent has been obtained.

     Section 8.3 Permits.

         (a) Cooperation and Reasonable Efforts. Each Party hereby agrees to use reasonable efforts, to take reasonable actions (including Purchaser's delivery to any Governmental Authority of its financial statements) and to cooperate with each other as may be necessary to transfer to Purchaser, or assist Purchaser in obtaining, all Permits required to conduct the Business. On or as soon as practicable after the Signing Date, each Party will file, separately or jointly with the other Party, as the case may be, all applications necessary to transfer or obtain the Permits. Each Party will use reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the applications contemplated hereby. Seller and Purchaser will each pay one-half of the fees and expenses incurred in connection with transferring or obtaining all Permits.

         (b) Pre-Closing; Required Permits. Schedule 8.3(b) lists the Permits which must be transferred to or obtained by Purchaser prior to Closing (the "REQUIRED PERMITS"). Except for the Required Permits, the transfer or issuance to Purchaser of any Permit will not be a condition to Closing, and Closing will occur irrespective of whether any such Permit has been transferred or obtained.

         (c) Post-Closing Efforts to Obtain Permits. In the event any Permit is not obtained on or prior to Closing, each Party will, for a period of one year following the Closing Date, (i) abide by the requirements of Section 8.3(a), and
(ii) cooperate with each other in any lawful and reasonable arrangement to provide that Purchaser will receive the benefits under any Permit not transferred to or obtained by Purchaser at the Closing (a "NON-TRANSFERRED PERMIT"); provided that, to the extent the Parties are successful in providing the material benefits of any Non-Transferred Permit to Purchaser, Purchaser will pay, honor and discharge when due all liabilities of Seller related thereto to the extent the liabilities were incurred after the Closing Date. Seller will immediately transfer and assign to Purchaser any Non-Transferred Permit for which a Consent has been received.

         (d) No Assignment. Notwithstanding anything to the contrary in this Agreement, Seller will not transfer or assign any interest in any Permit, and Purchaser will not assume any liability arising thereunder or resulting therefrom, if an assignment or transfer or an attempt to make an assignment or transfer of such Permit without the Consent of a Governmental Authority would constitute a breach or violation thereof or a violation of Law, or affect adversely the rights of Purchaser or Seller thereunder, until such Consent has been obtained.

     Section 8.4 Taxes. The Parties will provide each other with such assistance as may reasonably be requested by them in connection with the preparation of any Return, any Tax audit or other examination by any Governmental Authority, or any judicial or administrative proceedings related to liability for Taxes. The Parties will retain and provide each other with any records or information which may be relevant to such preparation, audit, examination, proceeding or determination. Such assistance will include making employees available on a mutually convenient basis to provide and explain such records and information, and will include providing copies of any relevant Returns and supporting work schedules. The Party requesting assistance hereunder will reimburse the other for reasonable out-of-pocket expenses incurred in providing such assistance.

     Section 8.5 Books and Records.

         (a) Access. For a period of six years after Closing, each Party will provide the other Party with reasonable access during normal business hours to its Books and Records relating to the Business (other than books and records protected by the attorney-client privilege) to the extent that they relate to the condition or operation of the Business prior to Closing and are requested by such Party to prepare its Returns, to respond to third party Claims or for any other legitimate purpose specified in writing. Each Party will have the right, at its own expense, to make copies of any such Books and Records.

         (b) Destruction. For a period of six years after the Closing (unless otherwise required by Law) no Party will dispose of or destroy any Books and Records relating to the Business to the extent that they relate to the condition or operation of the Business prior to the Closing without first offering to turn over possession thereof to the other Party by written notice at least 30 days prior to the proposed date of disposition or destruction.

         (c) Confidentiality. Each Party may take such action as it deems reasonably appropriate to separate or redact information unrelated to the Business from documents and other materials requested and made available pursuant to this Section and may condition the other Party's access to documents and other materials that it deems confidential to the execution and delivery of an agreement by the other Party not to disclose or misuse such information.

         (d) Assistance. Each Party will, upon written request and at the requesting Party's expense, make personnel available to assist in locating and obtaining any Books and Records relating to the Business to the extent that they relate to the condition or operation of the Business prior to Closing and make personnel available whose assistance, participation or testimony is reasonably required in anticipation of, preparation for or the prosecution or defense of any third party Claim in which the other Party does not have any adverse interest.

     Section 8.6 Further Assurances. Subject to the other terms and conditions of this Agreement, at any time and from time to time, whether before or after Closing, each Party will execute and deliver all instruments and documents and take all other action that the other Party may reasonably request to consummate or to evidence the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE IX.
                         CONDITIONS PRECEDENT TO CLOSING

     Section 9.1 Conditions Precedent to Purchaser's Obligations. The obligation of Purchaser to consummate the transactions contemplated by this Agreement will be subject to the satisfaction of the following conditions, any of which may be waived in writing by Purchaser.

         (a) Accuracy of Representations and Warranties. The representations and warranties made by Seller in this Agreement will have been true and complete as of the Signing Date and as of the Closing Date as though made as of the Closing Date, except to the extent such representations or warranties made as of a specific date will have been correct and complete as of the specified date.

         (b) Performance of Covenants. Seller will have performed and complied with all agreements, covenants and obligations required by this Agreement to be performed by Seller prior to or at the Closing.

         (c) Consents. Seller will have received and delivered to Purchaser all the Required Consents and the Required Permits, each in form and substance satisfactory to Purchaser, and will have given all notices required to be given to any Persons prior to the consummation of the transactions contemplated by this Agreement.

         (d) Closing Certificate. An executive officer of Seller will have delivered to Purchaser a certificate confirming the satisfaction of the conditions set forth in Sections 9.1(a) and 9.1(b), and the continuing force and effect of the Required Consents and Required Permits.

         (e) Secretary's Certificate. Seller will have delivered to Purchaser a certificate executed by the Secretary or an Assistant Secretary of Seller certifying as to (i) Seller's Charter Documents, (ii) Seller's good standing,
(iii) the resolutions in which Seller's board of directors approved this Agreement and the transactions contemplated hereby, and

(iv) the incumbency of Seller's officers who execute any documents on behalf of Seller in connection with this Agreement.

         (f) Legal Opinion. Seller will have delivered to Purchaser the legal opinion referred to in Section 3.2(h).

         (g) Deliveries. Seller will have delivered to Purchaser the documents required by Section 3.2 and such other documents as Purchaser may reasonably require.

         (h) Compliance with HSR Act. All applicable waiting periods under the HSR Act will have expired or been terminated.

         (i) No Order or Action. No Order will be in effect forbidding or enjoining the consummation of the transactions contemplated hereby. No Action will be pending or threatened before any court or other Governmental Authority seeking to enjoin the Closing or seeking damages against Purchaser or any of its Representatives as a result of any of the transactions contemplated by this Agreement, provided that neither Purchaser nor any of its affiliates instituted such Action.

         (j) Consummation of Stock Purchase. The consummation of the transactions set forth in that certain Stock Purchase Agreement, dated the Signing Date, between Purchaser, Arrow Claims Management, Inc. and all the shareholders of Arrow Claims Management, Inc.

         (k) Claims and Policy Administration Services Agreements. The execution and delivery by each of Arrowhead Management Company, Inc., Arrowhead General Insurance Agency, Inc. and the transferee of the Transferred Assets of (i) a Claims Administration Services Agreement in substantially the form attached hereto as Exhibit 9.1(k)(1) and (ii) a Policy Administration Services Agreement in substantially the form attached hereto as Exhibit 9.1(k)(2).

         (l) Establishment of a Ethical Wall. Company and each of Arrowhead Management Company, Inc. and Arrowhead General Insurance Agency, Inc. will have agreed to the establishment of written procedures related to the use by Company of the software applications listed on Schedule 9.1(l).

         (m) No Material Adverse Change. Seller has not undergone any Material Adverse Change since the Signing Date.

     Section 9.2 Conditions Precedent to Seller's Obligations. The obligation of Seller to consummate the transactions contemplated by this Agreement will be subject to the satisfaction of the following conditions, any of which may be waived in writing by Seller.

         (a) Accuracy of Representations and Warranties. The representations and warranties made by Purchaser in this Agreement will have been true and complete as of the Signing Date and as of the Closing Date as though made as of the Closing Date, except to the extent such representations or warranties made as of a specific date will have been correct and complete as of the specified date.

         (b) Performance of Covenants. Purchaser will have performed and complied with all agreements, covenants and obligations required by this Agreement to be performed by Purchaser prior to or at the Closing.

         (c) Closing Certificate. An executive officer of Purchaser will have delivered to Seller a certificate confirming the satisfaction of the conditions set forth in Sections 9.2(a) and 9.2(b).

         (d) Secretary's Certificate. Purchaser will have delivered to Seller a certificate executed by the Secretary or an Assistant Secretary of Purchaser certifying as to (i) Purchaser's Charter Documents, (ii) Purchaser's good standing, (iii) the resolutions in which Purchaser's board of directors approved this Agreement and the transactions contemplated hereby, and (iv) the incumbency of Purchaser's officers who execute any documents on behalf of Purchaser in connection with this Agreement.

         (e) Legal Opinion. Purchaser will have delivered to Seller the legal opinion referred to in Section 3.3(d).

         (f) Deliveries. Purchaser will have delivered to Seller the documents required by Section 3.3 and such other documents as Seller may reasonably require.

         (g) Compliance with HSR Act. All applicable waiting periods under the HSR Act will have expired or been terminated.

         (h) Consummation of Stock Purchase. The consummation of the transactions set forth in that certain Stock Purchase Agreement, dated the Signing Date, between Purchaser, Arrow Claims Management, Inc. and all the shareholders of Arrow Claims Management, Inc.

         (i) No Order. No Order will be in effect forbidding or enjoining the consummation of the transactions contemplated hereby. No Action will be pending or threatened before any court or other Governmental Authority seeking to enjoin the Closing or seeking damages against Seller or any of its Representatives as a result of any of the transactions contemplated by this Agreement, provided that neither Seller nor any of its affiliates instituted such Action.

     Section 9.3 If Conditions Not Satisfied. In the event that any of the conditions set forth in this Article IX are not satisfied, and the Parties nevertheless consummate the transactions contemplated by this Agreement to take place at the Closing, the Parties will not be deemed to have waived any Claim for damages or other relief arising from or in connection with such non-satisfaction.

                                   ARTICLE X.
                          TERMINATION PRIOR TO CLOSING

     Section 10.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual agreement of the Parties;

         (b) by Purchaser at any time after the occurrence of a Material Adverse Change in Seller; or

         (c) by Purchaser or Seller at any time on or after December 31, 1998 if any of the conditions provided for in Section 9.1 or 9.2, respectively, will not have been met or waived in writing prior to such date.

     Section 10.2 Procedure Upon Termination. In the event of termination pursuant to Section 10.1, written notice thereof will be immediately given to the other Party and the transactions contemplated by this Agreement will be terminated, without any further action by either Party. If the transactions contemplated by this Agreement are terminated as provided herein:

         (a) each Party will return all documents, work papers and other materials of the other party, whether obtained before or after the execution hereof, to the party furnishing the same; and

         (b) such termination will not in any way limit, restrict or relieve any Party of liability for any breach of this Agreement.

                                  ARTICLE XI.
                                EMPLOYEE MATTERS

     Section 11.1 Offer of Employment. Effective as of the Closing Date, Purchaser will offer those Employees specified on Schedule 11.1 an employment at will position with such Purchaser in connection with the Business (collectively, the "RETAINED EMPLOYEES"). Each Retained Employee will be offered employment with Purchaser at substantially the same position and salary at which such Retained Employee is employed by Seller as of the Closing Date.

     Section 11.2 Benefit Plans, Accrued Benefits, etc. The Parties acknowledge that Purchaser is not under any obligation whatsoever to provide any benefits to the Retained Employees other than those benefits currently offered or provided to the employees of Purchaser in a comparable position. The Parties further acknowledge that Purchaser is not assuming any obligation of Seller under any Employee Benefit Plans or under any policy of Seller related to its Employees, including any obligations related to overtime pay.

     Section 11.3 COBRA.

         (a) COBRA Liability. Seller agrees to provide any and all continuation coverage to Employees (other than Retained Employees) and their qualified beneficiaries (as defined in Section 4980B(g)(1) of the Code) that may be required under Section 4980B of the Code or Part 6 of Title I of ERISA as a result of any events that occur on or prior to the Closing Date, including the consummation of the transactions contemplated by this Agreement.

         (b) COBRA Information. Seller agrees to use its best efforts to provide expeditiously to Purchaser or its Representatives all information that such Person deems necessary to determine whether there has been any failure to comply with the continuation health care requirements of Section 4980B of the Code and Part 6 of Title I of ERISA as such requirements have applied to any group health plan maintained by or for Seller which failure occurred with respect to any current or former employee of Seller or any spouse, former spouse, dependent child, or former dependent child of any such employee, on or prior to the Closing Date. Seller further agrees to use its best efforts to provide expeditiously to Purchaser or its Representatives all information that such Person deems necessary to correct any failures to comply with such continuation health care coverage requirements. Such information will include the identification of all covered employees (as defined in Section 4980(B)(f)(7) of the Code) and their qualified beneficiaries (as defined in Section 4980B(g)(1) of the Code), the identification of all qualifying events with respect to such covered employees or qualified beneficiaries (as defined in Section 4980B(f)(3) of the Code) and information otherwise demonstrating compliance with all of the continuation health coverage requirements of Section 4980B of the Code and Part 6 of Title I of ERISA.

                                  ARTICLE XII.
                                 INDEMNIFICATION

     Section 12.1 Indemnification of Purchaser. Seller will indemnify, defend, and hold Purchaser harmless from any and all Claims directly or indirectly related or arising with respect to:

         (a) Breaches of Representations and Warranties. Any inaccuracy in any representation or warranty of Seller under this Agreement;

         (b) Breaches of Covenants. Any failure to perform or observe any covenant or agreement to be performed by Seller set forth in this Agreement or any document delivered to Purchaser pursuant to this Agreement, including the agreement of Seller contained in Section 11.3(a); or

         (c) Failure to Pay or Perform Excluded Liabilities. Any failure of Seller to pay or perform any of the Excluded Liabilities.

         (d) Failure to Comply with Laws. Any failure of Seller to comply with all Laws in the conduct of the Business on or prior to the Closing Date.

     Section 12.2 Indemnification of Seller. Purchaser will indemnify, defend, and hold Seller harmless from any and all Claims directly or indirectly related or arising with respect to:

         (a) Breaches of Representations and Warranties. Any inaccuracy in any representation or warranty of Purchaser under this Agreement;

         (b) Breaches of Covenants. Any failure to perform or observe any covenant or agreement to be performed by Purchaser set forth in this Agreement or any document delivered to Seller pursuant to this Agreement; or

         (c) Failure to Pay or Perform Assumed Liabilities. Any failure of Purchaser to pay or perform any of the Assumed Liabilities.

     Section 12.3 Indemnification Procedure. The indemnification obligations under this Agreement will be subject to the following procedures:

         (a) Defense of Claim. Within five days after a Party entitled to indemnification (an "INDEMNITEE") receives a notice of any Claim that may give rise to an indemnification obligation under this Agreement, the Indemnitee will give the Party responsible for providing indemnification with respect to such Claim (the "INDEMNITOR") notice of such Claim, together with a copy of all documents relating to such Claim that the Indemnitee possesses. The Indemnitor will then immediately undertake the defense of such Claim by representatives of its own choosing, provided that the Indemnitee will have the right to control and undertake such defense by representatives of its own choosing if the Claim could have a continuing effect upon the Indemnitee or involves any Environmental Law or Hazardous Material. The Indemnitor will notify the Indemnitee of the Indemnitor's undertaking of the defense of a Claim promptly after receiving the notice of the Claim. Similarly, the Indemnitee will notify the Indemnitor of the Indemnitee's election of its right to control such defense under the circumstances described above. The failure to give notice of a Claim within the period described above will not affect the Indemnitee's rights to indemnification under this Agreement unless such delay prejudices the Indemnitor.

         (b) Participation of the Indemnitee. If ten days after delivering notice of a Claim to the Indemnitor or such shorter period necessary to prevent judgment by default in favor of the Person asserting the Claim, the Indemnitor has not begun to defend against such Claim, the Indemnitee will have the right to defend or settle such Claim on behalf of the Indemnitor. Notwithstanding whether the Indemnitor commences at any time to defend against a Claim, the Indemnitee will have the right to participate in such defense by representatives of its own choosing. The Indemnitee will bear any expense of such participation if the Indemnitor is defending against the Claim unless defenses exist to the Indemnitee that are unavailable to the Indemnitor or the Indemnitor otherwise possesses a conflict of interest with respect to the Indemnitee. Under such circumstances, the Indemnitor will reimburse the Indemnitee for the Indemnitee's reasonable attorneys' fees and expenses. In addition, the Indemnitor will reimburse the Indemnitee for the Indemnitee's reasonable attorneys' fees and expenses incurred during the period when the Indemnitor did not defend against the Claim and in connection with Claims that Purchaser possesses the right to defend. Notwithstanding whether the Claim involves a purported breach of the Indemnitor's representations and warranties, the Indemnitor's obligation to reimburse such fees and expenses will not be subject to the Indemnitor's Basket. The Indemnitor will make such reimbursement payments to the Indemnitee upon the Indemnitee's submission of periodic invoices describing such fees and expenses in reasonable detail.

         (c) Settlement of Claims. The Indemnitor may settle any Claim at its own expense, provided that the Indemnitor will not settle any Claim or consent to the entry of any judgment without the consent of the Indemnitee if such settlement or judgment (i) includes any admission of wrongdoing by the Indemnitee or any of the Indemnitee's Representatives, (ii) includes any consent to any type of injunctive relief affecting the Indemnitee or any of the Indemnitee's Representatives, (iii) excludes an unconditional release by the Person asserting the Claim of the Indemnitee and the Indemnitee's Representatives from all liability with respect to such Claim, or (iv) requires the Indemnitee or any of the Indemnitee's Representatives.

         (d) Reimbursement. If an Indemnitor undertakes the defense of any Claim or settles any Claim and such Claim was not within the scope of the Indemnitor's indemnification obligations under this Agreement, the Indemnitee will promptly reimburse the Indemnitor for all expenses with respect to such defense or settlement, including the Indemnitor's reasonable attorneys' fees and expenses.

         (e) Cooperation. In connection with any indemnity obligation, the Indemnitee will cooperate with all reasonable requests of the Indemnitor.

         (f) Payment--Net of Insurance Proceeds. The amount of any damage or indemnification payable pursuant to this Article XII will be net of any insurance proceeds actually received by the Indemnitee in connection with the circumstances giving rise to the Claim. The calculation of net insurance proceeds will give effect to all costs incurred by the Indemnitee for such insurance recovery, including all costs associated with retrospective premium adjustments, experienced-based premium adjustments, and indemnification obligations. Nothing in this section will be construed or interpreted as a guaranty of any level or amount of insurance recovery with respect to any Claim hereunder.

         (g) Payment--Net of Tax Benefit and Detriment. The Parties will treat any payment or receipt of damages or indemnification hereunder as an adjustment to the Final Purchase Price on all Tax Returns, except for the interest component of any such payment, which the Parties will treat as interest income or expense, as the case may be. To the extent that any damage or indemnification payment exclusive of the interest component constitutes taxable income to the Indemnitee, the amount of such damage or indemnification payment will be increased by the amount of any income Tax attributable to such payment and the reimbursement of any related income Taxes. To the extent that any damage or indemnification payment exclusive of the interest component constitutes a reduction of taxable income to the Indemnitee, the amount of such damage or indemnification payment will be decreased by the amount of any income Tax attributable to such reduction of taxable income.

     Section 12.4 Meritless Third Party Claims, If a third party makes a Claim against the Indemnitee that ultimately proves to be meritless, the Indemnitee may nevertheless require the Indemnitor to defend such Claim and reimburse the Indemnitee for its reasonable attorneys' fees and expenses in connection with such Claim if such Claim was within the scope of the Indemnitor's indemnification obligations under this Agreement.

     Section 12.5 Assignment of Claims. If any amounts for which the Indemnitor is responsible are recoverable from a third party, the Indemnitee will assign any rights that it may have to recover such amounts to the Indemnitor.

     Section 12.6 Other Indemnitees. Upon Purchaser's request, Seller will indemnify any of Purchaser's Representatives to the same extent as Purchaser. Conversely, upon Seller's request Purchaser will indemnify any of Seller's Representatives to the same extent as Seller. No Representative of any Party, however, will be a third party beneficiary of the indemnification provisions contained in this Agreement. In addition, a Party may release or waive any Claim to which such Party previously requested another Party to indemnify such Party's Representatives, and such Representatives will have no recourse against the Party releasing or waiving such

Claim. To the extent that a Party requests another Party to indemnify such Party's Representatives, such Party will cause its Representatives to comply with the indemnification provisions and abide by the indemnification limitations set forth in this Agreement.

     Section 12.7 Contribution. If the indemnity obligations provided for in this Agreement are held unenforceable in whole or in part for any reason, each Party will perform such indemnity obligations to the extent enforceable. To the extent that such indemnity obligations are unenforceable, the Party that would have been the Indemnitor with respect to a Claim except for such unenforceability will contribute to such Claim in such proportion as appropriate to reflect the relative fault of such Party as opposed to the relative fault of the Person who would have been the Indemnitee, as well as any other relevant equitable considerations.

     Section 12.8 Damages Without Indemnification. A Party may assert a Claim for damages against another Party for a breach of this Agreement even though the Party seeking such damages has not incurred a liability or made a payment to another Person.

     Section 12.9 Basket. The Parties acknowledge that all the representations and warranties contained in this Agreement are without qualification as to materiality and that the provisions of this Section regarding the Basket are intended to serve as the exclusive standard of materiality for purposes of this Agreement. No Party will be liable for any Claim for damages or indemnification with respect to a breach of such Party's representations and warranties under this Agreement until the aggregate amount of such Claims for damages and indemnification for which such Party would otherwise be responsible concerning breaches of its representations and warranties exceeds $10,000 (the "BASKET"). If the aggregate amount of such Claims for which a Party is responsible exceeds the Basket, such Party will then only be responsible for the amount of such excess.

     Section 12.10 Liability Not Limited to Set-Off Under the Option Agreement. Each Party acknowledges and agrees that (a) the value of the Option Shares (as defined in the Option Agreement) is not intended to be, nor will that amount be construed as, Seller's maximum amount of damages or indemnification with respect to any Claim for a breach of representations and warranties under this Agreement and (b) Purchaser may pursue any rights or remedies available at law or in equity in connection with this Agreement notwithstanding the availability of the right of set-off under the Option Agreement.

     Section 12.11 Liabilities for Special Indemnities and Breaches of Covenants. Seller's Basket will be inapplicable with respect to any Claim for damages or indemnification concerning Seller's breach of any representation and warranty that the indemnities pursuant to Sections 12.1(c) and 12.1(d) cover. Any damages or indemnification with respect to any such Claims will not count toward Seller's Basket. A Party's Basket will be inapplicable with respect to any Claim for damages or indemnification concerning such Party's breach of any of its covenants under this Agreement or any other terms of this Agreement applicable to such Party, other than the representations and warranties to which such Party's Basket apply.

     Section 12.12 Consequential Damages. A Party will be (a) liable for any consequential, incidental, punitive, or special damages with respect to any breach of this Agreement, and (b) responsible for indemnifying an Indemnitee for any consequential, incidental, punitive, or special damages that such Indemnitee incurs if within the scope of such Party's indemnification obligation.

     Section 12.13 Interest. A Party will pay interest computed at the then current prime rate on (a) any Claim for damages with respect to such Party's breach of this Agreement from the date of the breach through the date that the Party pays such damages, and (b) any Claim for indemnification under this Agreement for which such Party is the Indemnitor from the date of the Indemnitee's indemnifiable out-of-pocket expenditure through the date that the Party pays such Claim.

     Section 12.14 Notice of Breach. If before the Closing a Party notifies another Party of its breach of this Agreement, such notification will neither prevent such other Party from seeking damages for such breach nor decrease or mitigate such damages if such other Party still closes the transactions contemplated by this Agreement.

     Section 12.15 Discovery of Breach. If before the Closing a Party discovers that another Party has breached this Agreement, such discovery will neither prevent such Party from seeking damages for such breach nor decrease or mitigate such damages if such Party still closes the transactions contemplated by this Agreement.

     Section 12.16 Survival of Terms. The agreements, covenants, indemnity obligations, representations and warranties, and other terms of this Agreement, Purchaser's closing certificate, Seller's closing certificate, and any other documents contemplated under this Agreement will survive the Closing and any investigation or notice by any Party, provided that the representations and warranties of each Party under this Agreement will expire 30 days after the expiration of the applicable statute of limitations, as such statutory period may be extended from time to time. Notwithstanding the general expiration of each Party's representations and warranties described above, Seller's representations and warranties contained in Sections 4.2 (Power and Authority),
4.3 (Authorization; Execution and Validity), 4.4 (No Conflict), 4.9(c) (Title to Purchased Assets), 4.28 (Full Disclosure) and 4.29 (Brokers) will survive forever, subject to all defenses available under Law, including the expiration of any applicable statute of limitations. A Party will not be responsible with respect to any Claim for damages or indemnification with respect to any inaccuracy in any of such Party's representations or warranties unless such Party receives notice of the Claim with respect to such inaccuracy before such representation and warranty expires. With respect to any such Claim received before the expiration of a particular representation or warranty, the Party responsible for such representation or warranty will remain responsible for any damage or indemnification amounts claimed notwithstanding the subsequent expiration of such representation or warranty.

     Section 12.17 Negligence and Strict Liability. THE PROVISIONS OF THIS AGREEMENT CONCERNING CLAIMS FOR DAMAGES AND INDEMNIFICATION WILL APPLY WHETHER OR NOT THE PARTY OR OTHER PERSON CLAIMING SUCH DAMAGES OR INDEMNIFICATION WAS NEGLIGENT, GROSSLY NEGLIGENT, OR STRICTLY LIABLE IN CONNECTION WITH THE EVENTS GIVING RISE TO SUCH CLAIM.

                                 ARTICLE XIII.
                                 MISCELLANEOUS

     Section 13.1 Amendment. No amendment of this Agreement will be effective unless in a writing signed by the Parties.

     Section 13.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original agreement, but all of which will constitute one and the same agreement. Any Party may execute and deliver this Agreement by an executed signature page transmitted by a facsimile machine. If a Party transmits its signature page by a facsimile machine, such Party will promptly thereafter deliver an originally executed signature page to the other Party, provided that any failure to deliver such an originally executed signature page will not affect the validity, legality, or enforceability of this Agreement.

     Section 13.3 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter of this Agreement.

     Section 13.4 Expenses. Each Party will bear its own expenses with respect to the negotiation and preparation of this Agreement and the Closing, including any fees and expenses of its Representatives, provided that if a Party terminates this Agreement because of another Party's breach of this Agreement, the non-breaching Party will be entitled to seek reimbursement of its expenses as part of its damages with respect to such breach. Seller will bear any Tax imposed in connection with the transfer of the Purchased Assets to Purchaser pursuant to this Agreement.

     Section 13.5 Governing Law. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

     Section 13.6 No Assignment. No Party may assign its benefits or delegate its duties under this Agreement without the prior consent of the other Party. Any attempted assignment or delegation without such prior consent will be void. Notwithstanding the foregoing, after the Closing Purchaser may assign its rights under this Agreement to a purchaser of all of the assets or equity of Purchaser without Seller's consent, and any such purchaser and any subsequent purchasers of all of the assets or equity of Purchaser may similarly assign such rights.

     Section 13.7 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and no other Person will have any right, interest, or claim under this Agreement.

     Section 13.8 Notices. All claims, consents, designations, notices, waivers, and other communications in connection with this Agreement will be in writing. Such claims, consents, designations, notices, waivers, and other communications will be considered received (a) on the day of actual transmittal when transmitted by facsimile with written confirmation of such transmittal, (b) on the next business day following actual transmittal when transmitted by a nationally recognized overnight courier, or (c) on the third business day following actual transmittal when transmitted by certified mail, postage prepaid, return receipt requested; in each case when transmitted to a Party at its address set forth on
Schedule 13.8 (or to such other address to which such Party has notified the other Parties in accordance with this Section to send such claims, consents, designations, notices, waivers, and other communications).

     Section 13.9 Public Announcements. The Parties will agree on the terms of any press releases or other public announcements related to this Agreement, and will consult with each other before issuing any press releases or other public announcements related to this Agreement; provided, however, that any Party may make a public disclosure if in the opinion of such party's counsel it is required by Law or the rules of the New York Stock Exchange or the Nasdaq National Market to make such disclosure. The parties agree, to the extent practicable, to consult with each other regarding any such public announcement in advance thereof.

     Section 13.10 Representation by Legal Counsel. Each Party is a sophisticated Person that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement.

     Section 13.11 Schedules. All references in this Agreement to schedules will mean the schedules identified in this Agreement, which are incorporated into this Agreement and will be deemed a part of this Agreement for all purposes. Each Section of this Agreement that refers to a schedule will have a separate schedule. In addition, any disclosure under a particular section's schedule will be made under the heading of any relevant subsection of such section. A disclosure of an item in a schedule for a particular section or under a heading in a schedule corresponding to a particular subsection will not be a disclosure under any other section's schedule or any other subsection, unless so noted specifically on such schedule. Seller has delivered to Purchaser a correct and complete copy of each document described on each schedule to this Agreement and a correct and complete written description of each unwritten arrangement or other item described on each such schedule.

     Section 13.12 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision will be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

     Section 13.13 Successors. This Agreement will be binding upon and will inure to the benefit of each Party and its heirs, legal representatives, permitted assigns, and successors, provided that this Section will not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment of other transfer is not otherwise permitted under this Agreement.

     Section 13.14 Time of the Essence. Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.

     Section 13.15 Waiver. No provision of this Agreement will be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, will be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement will not in any way affect, limit, or waive a Party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

     Section 13.16 Attorney's Fees. In the event of any Action among the Parties seeking enforcement of any of the terms and conditions of this Agreement, the prevailing party in such Action will be awarded its reasonable costs and expenses, including its court costs and reasonable attorneys' fees.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by a duly authorized officer as of the Signing Date.

SELLER:                                 ARROWHEAD GENERAL INSURANCE AGENCY, INC.



                                        By:
                                           ------------------------------------
                                              J. Richard Hoye, President





PURCHASER:                              INSpire INSURANCE SOLUTIONS, INC.



                                        By:
                                           ------------------------------------
                                              William J. Smith, III, President

                                   APPENDIX A

                     DEFINITIONS AND RULES OF INTERPRETATION

     Definitions. Unless the context otherwise requires, the terms defined in this Appendix will have the meanings specified below for all purposes of this
Agreement:

         (a) "ACCOUNTS RECEIVABLE" will have the meaning set forth in Section 4.10.

         (b) "ACTION" means any action, arbitration proceeding, cause of action, charge, counterclaim, cross claim, inquiry, investigation, legal action, litigation, Order, proceeding, or suit.

         (c) "AFFILIATE" means with respect to a Person means any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For the purposes of this definition, control means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Control shall be presumed by an individual that is a director, executive officer, general partner, manager, or similar functionary of a Person, or a Person that beneficially owns more than 10% of any class of securities of such Person having general voting rights. For purpose of this Agreement, each of Patrick Kilkenny and Arrowhead Management Company, Inc., and each Affiliate of such Person shall be considered an Affiliate of each Seller.

         (d) "AGREEMENT" will have the meaning set forth in the first paragraph.

         (e) "ALLOCATION STATEMENT" will have the meaning set forth in Section 2.3.

         (f) "ASSUMED LIABILITIES" will have the meaning set forth in Section
1.3.

         (g) "BALANCE SHEET DATE" will have the meaning set forth in Section 4.5(a).

         (h) "BANK ACCOUNTS" will have the meaning set forth in Section 4.24.

         (i) "BASE PURCHASE PRICE" will have the meaning set forth in Section
2.1.

         (j) "BASKET" will have the meaning set forth in Section 12.9.

         (k) "BOOKS AND RECORDS" will mean all the books and records maintained by or for Seller, including all accounting records, minute books, stock records, computerized records and storage media and the software used in connection therewith.

         (l) "BUSINESS" will have the meaning set forth in Recital A.

         (m) "CHARTER DOCUMENTS" will mean (i) in the case of a corporation, its articles or certificate of incorporation and its bylaws, (ii) in the case of a partnership, its partnership certificate and its partnership agreement, and
(iii) in the case of any other Person, its organic and governing documents; in each case as such document has been amended or supplemented from time to time prior to the Signing Date.

         (n) "CLAIM" will mean any arbitration award, assessment, charge, citation, claim, damage, demand, directive, expense, fine, interest, joint or several liability, Lawsuit, notice, obligation, payment, penalty, or summons of any kind or nature whatsoever, including any damages incurred because of the claimant's negligence or gross negligence or any strict liability imposed upon the claimant, any consequential or punitive damages, and any reasonable attorneys' fees and expenses. A Claim will be considered to exist even though it may be conditional, contingent, indirect, potential, secondary, unaccrued, unasserted, unknown, unliquidated, or unmatured.

         (o) "CLOSING" will have the meaning set forth in Section 3.1.

         (p) "CLOSING CASH PAYMENT" will have the meaning set forth in Section 2.2.

         (q) "CLOSING DATE" will have the meaning set forth in Section 3.1.

         (r) "CLOSING PREMIUM STATEMENT" will have the meaning set forth in
Section 2.4(a).

         (s) "CODE" will mean the Internal Revenue Code of 1986, as amended.

         (t) "CONFIDENTIAL INFORMATION" means any proprietary information, and any information which Purchaser reasonably considers to be proprietary, pertaining to each of Seller's and Purchaser's past, present or prospective business secrets, methods or policies, earnings, finances, security holders, lenders, key employees, nature of services performed by such entity's sales personnel, procedures, standards and methods, information relating to arrangements with suppliers, the identity and requirements of arrangements with customers, the type, volume or profitability of services or products for customers, drawings, records, reports, documents, manuals, techniques, ratings, information, data, statistics, trade secrets and all other information of any kind or character relating to each of the Parties, whether or not reduced to writing.

         (u) "CONFIDENTIALITY AGREEMENT" will have the meaning set forth in
Section 6.2.

         (v) "CONSENT" will mean a consent, approval, order, authorization or waiver from, notice to or declaration, registration or filing with any Person.

         (w) "DIRECT WRITTEN PREMIUMS" means the aggregate amount of premiums paid to Seller by insureds. For purposes of calculating Direct Written Premiums, a lump-sum premium payment will be prorated equally over the term of the policy pursuant to which such premium payment was made.

         (x) "DIVISION" will have the meaning set forth in Recital A.

         (y) "EMPLOYEE BENEFIT PLAN" will mean any (i) Pension Benefit Plan,
(ii) Welfare Benefit Plan, (iii) accident, dental, disability, health, life, medical, or vision plan or insurance policy, (iv) bonus, executive, incentive or deferred compensation plan, (v) change in control plan, (vi) fringe benefits and perquisites, (vii) holiday, sick pay, leave, vacation, moving or tuition reimbursement or other similar policy, (viii) stock option, stock purchase, phantom stock, restricted stock or stock appreciation plan, (ix) severance plan, or (x) other employee arrangement, commitment, custom, policy or practice.

         (z) "EMPLOYEES" will have the meaning set forth in Section 4.21(a).

         (aa) "ENCUMBERED INSTRUMENT" will mean any the contract and lease to be assigned by Seller and assumed by Purchaser pursuant to the terms of this Agreement that by its terms require Consent from a third party in order to transfer and assign the rights and obligations thereunder.

         (bb) "ENCUMBRANCE" will mean any title defect or objection, mortgage, lien, deed of trust, equity, judgment, claim, restrictive covenant, use restriction, charge, pledge, security interest or other encumbrance of any nature whatsoever, including all leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements.

         (cc) "ENVIRONMENTAL LAW" will mean (i) the Clean Air Act (42 U.S.C.
Section 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. Section 1251 et seq.), (iii) the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.), (iv) the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), (v) the Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.), (vi) the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.), (vii) the Oil Pollution Act of 1990 (33 U.S.C.
Section 2701 et seq.), (viii) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Section 6901 et seq.), (ix) the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), (x) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.),
(xi) any state, local, tribal, or foreign law, ordinance, regulation, or statute analogous to any of the foregoing statutes, or (xii) any other federal, state, local, tribal, or foreign law, ordinance, regulation, or statute prohibiting, regulating, or restricting the disposal, generation, handling, placement, recycling, release, storage, or treatment of any contaminant, liquid, mass, material, matter, pollutant, solid, substance, or waste classified or considered to be hazardous or toxic to human health or the environment or otherwise related to environmental protection or health and safety.

         (dd) "ERISA" will mean the Employee Retirement Income Security Act of 1974, as amended.

         (ee) "EXCLUDED ASSETS" will have the meaning set forth in Section 1.2.

         (ff) "EXCLUDED LIABILITIES" will have the meaning set forth in Section 1.4.

         (gg) "FINAL CLOSING PREMIUM STATEMENT" will have the meaning set forth in Section 2.4(b).

         (hh) "FINAL PURCHASE PRICE" will have the meaning set forth in Section 2.1.

         (ii) "GAAP" will mean generally accepted accounting principles in effect in the United States of America as of the Signing Date.

         (jj) "GOVERNMENTAL AUTHORITY" will mean any federal, state, local, tribal, foreign or other governmental agency, department, branch, commission, board, bureau, court, instrumentality or body.

         (kk) "HAZARDOUS MATERIAL" will mean (i) any contaminant, liquid, mass, material, matter, pollutant, solid, substance, or waste for which any Environmental Law limits, prohibits, or regulates its disposal, generation, handling, placement, recycling, release, storage, or treatment, (ii) any carcinogenic, corrosive, explosive, flammable, infectious, mutagenic, radioactive, or toxic substance, (iii) any diesel fuel, gasoline, or other petroleum product in an unconfined manner, (iv) any substance that contains polychlorinated biphenyls, (v) any substance that contains asbestos, (vi) any substance that contains urea formaldehyde foam installation, (vii) any substance that constitutes a nuisance upon any property, or (viii) any substance that imposes a hazard to the health or safety of any individual.

         (ll) "HSR ACT" will have the meaning set forth in Section 8.1.

         (mm) "INDEMNITEE" will have the meaning set forth in Section 12.3(a).

         (nn) "INDEMNITOR" will have the meaning set forth in Section 12.3(a).

         (oo) "INSURANCE POLICIES" will have the meaning set forth in Section 4.15.

         (pp) "INTANGIBLE ASSET" will mean any patent, trademark, trademark license, computer software, trade name, masthead, brand name, slogan, copyright, reprint right, franchise, license, process, authorization, invention, know-how, formula, trade secret and other intangible asset, together with any pending application, continuation-in-part or extension therefor.

         (qq) "INTERIM BALANCE SHEET" will have the meaning set forth in Section 4.5(b).

         (rr) "LAW" will mean any applicable code, statute, law, common law, rule, regulation, order, ordinance, judgment, decree, order, writ or injunction of any Governmental Authority.

         (ss) "LAW AFFECTING CREDITORS' RIGHTS" will mean any bankruptcy, fraudulent conveyance or transfer, insolvency, moratorium, reorganization, or other law affecting the enforcement of creditors' rights generally, and any general principles of equity.

         (tt) "MATERIAL ADVERSE CHANGE" will mean, with respect to a Person, that such Person has (i) breached a Material Contract, (ii) incurred a Claim or become a party to an Action that could have a significant and detrimental effect upon it, (iii) suffered a Material Adverse Effect, or (iv) violated any Law or Order to which it or any of its assets is subject or bound.

         (uu) "MATERIAL ADVERSE EFFECT" will mean, with respect to a Person, the occurrence of an event or the existence of a circumstance that has a material adverse effect on such Person's assets, business, cash flows, financial condition, liabilities, operations, prospects, or relationships, including the occurrence of any event or the existence of any circumstance that could cause such an effect in the future.

         (vv) "MATERIAL CONTRACTS" will have the meaning set forth in Section 4.16.

         (ww) "NON-TRANSFERRED INSTRUMENT" will have the meaning set forth in
Section 8.2(c).

         (xx) "NON-TRANSFERRED PERMIT" will have the meaning set forth in
Section 8.3(c).

         (yy) "OBJECTION NOTICE" will have the meaning set forth in Section 2.4(b).

         (zz) "OPTION AGREEMENT" will have the meaning set forth in Section 2.2.

         (aaa) "ORDER" will mean any consent decree, decree, determination, injunction, judgment, order, or writ of any arbitrator or Governmental Authority.

         (bbb) "OWNED REAL PROPERTY" will have the meaning set forth in Section 4.12(a).

         (ccc) "PARTY" will have the meaning set forth in the first paragraph.

         (ddd) "PENSION BENEFIT PLAN" will mean an "employee pension benefit plan" as defined in Section 3(2) of ERISA, and a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

         (eee) "PERMIT" will mean any license, approval, certificate, franchise, registration, permit or authorization issuable by any Governmental Authority.

         (fff) "PERMITTED ENCUMBRANCE" will mean any Encumbrance directly related to (i) Taxes that are not yet due and payable or Taxes that are being contested in good faith by an appropriate proceeding, and in each case as to which adequate reserves have been established in accordance with GAAP, (ii) Encumbrances shown on the Interim Balance Sheet as securing specified Claims with respect to which no breach or default exists, (iii) workers', repairmen's and similar Encumbrances imposed by Law that have been incurred in the ordinary course of business, (iv) retention of title agreements with suppliers entered into in the ordinary course of business, and (v) the rights of others to customer deposits.

         (ggg) "PERSON" will mean any association, bank, business trust, corporation, estate, general partnership, Governmental Authority, individual, joint stock company, joint venture, labor union, limited liability company, limited partnership, non-profit corporation, professional association, professional corporation, trust, or any other organization or entity.

         (hhh) "PERSONAL PROPERTY LEASES" will have the meaning set forth in
Section 4.13(b).

         (iii) "PLAN" will mean any bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance, hospitalization or other medical, life or other insurance, supplemental unemployment benefit, profit sharing, pension, or retirement plan, program, agreement or arrangement.

         (jjj) "PURCHASED ASSETS" will have the meaning set forth in Section
1.1.

         (kkk) "PURCHASER" will have the meaning set forth in first paragraph.

         (lll) "REAL PROPERTY LEASES" will have the meaning set forth in Section 4.12(a).

         (mmm) "REGISTRATION RIGHTS AGREEMENT" will have the meaning set forth in Section 3.2(i).

         (nnn) "REPRESENTATIVES" will mean, with respect to a Person, such Person's directors, employees, officers, agents, accountants, affiliates, consultants, investment bankers, attorneys, lenders, representatives and shareholders.

         (ooo) "REQUIRED CONSENT" will have the meaning set forth in Section 8.2(b).

         (ppp) "REQUIRED PERMIT" will have the meaning set forth in Section 8.3(b).

         (qqq) "RESTRICTED SERVICES" means any actions directly or indirectly related to providing or soliciting third party administrator services in connection with property and casualty insurance lines.

         (rrr) "RESTRICTION PERIOD" will have the meaning set forth in Section 6.8(b).

         (sss) "RETAINED EMPLOYEES" will have the meaning set forth in Section 11.1.

         (ttt) "RETURNS" will have the meaning set forth in Section 4.23(a).

         (UUU) "SEGREGATED ACCOUNT" will have the meaning set forth in Section 2.2.

         (vvv) "SELLER" will have the meaning set forth in the first paragraph.

         (www) "SELLER'S KNOWLEDGE" will mean the actual knowledge as of the date that a specific representation or warranty is made or deemed made, after reasonable inquiry, of Patrick Kilkenny, Marianne Harmon, Myron Sima, Gary Kadota, Sue Brown and Kevin McDonald.

         (xxx) "SIGNING DATE" will have the meaning set forth in the first paragraph.

         (yyy) "TAX" will mean any assessment, charge, duty, fee, impost, levy, tariff, or tax of any nature whatsoever imposed by any Governmental Authority or payable pursuant to any tax sharing agreement, including any income, payroll, withholding, excise, gift, alternative minimum, capital gain, added value, social security, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock, and franchise tax or charge, together with any related interest, penalties or additions thereon.

         (zzz) "TRANSACTION DOCUMENTS" will have the meaning set forth in
Section 4.2.

         (aaaa) "INTERIM FINANCIAL STATEMENTS" will have the meaning set forth in Section 4.5(b).

         (bbbb) "WELFARE BENEFIT PLAN" will mean an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, including an employee welfare benefit plan which is a "multiemployer welfare plan" as defined in Section 3(37) of ERISA and a "multiple employer welfare arrangement" as defined in Section 3(40) of ERISA.

         (cccc) "WRITTEN PREMIUM AMOUNT" will have the meaning set forth in
Section 2.4(b).

         (dddd) "YEAR-END BALANCE SHEET" will have the meaning set forth in
Section 4.5(a).

         (eeee) "YEAR-END FINANCIAL STATEMENTS" will have the meaning set forth in Section 4.5(a).

     Accounting Terms. Except as otherwise provided in this Agreement, all accounting terms defined in this Agreement, whether defined in this Article or otherwise, will be construed in accordance with GAAP on a consolidated basis.

     Articles, Sections, Exhibits and Schedules. Except as specifically stated otherwise, references to Articles, Sections, Exhibits and Schedules refer to the Articles, Sections, Exhibits and Schedules of this Agreement.

     Attorneys' Fees. Whenever this Agreement refers to a Person's "attorneys' fees and expenses," such reference also will include any fees and expenses of accountants, experts, investigators, and other professional advisors whose services such Person's attorney considered advisable in connection with the prosecution or defense of the particular matter.

     Breach. The term "breach" with respect to any contract or instrument means any breach or violation of, or default under, such contract or instrument, any conflict with another contract or instrument or any emergence of a right of another party to such contract or instrument to accelerate, cancel, modify or terminate such contract or instrument, including any such breach, violation, default, conflict, or right that will arise after notice or lapse of time.

     Disclosure Thresholds. The establishment of any monetary thresholds for the disclosure of particular items will not create a materiality standard under this Agreement.

     Drafting. Neither this Agreement nor any provision contained in this Agreement will be interpreted in favor of or against either Party because such Party or its legal counsel drafted this Agreement or such provision. No prior draft of this Agreement or any provision contained in this Agreement will be used when interpreting this Agreement or its provisions.

     Headings. Article and section headings are used in this Agreement only as a matter of convenience and will not have any effect upon the construction or interpretation of this Agreement.

     Include. The term "include" or any derivative of such term does not mean that the items following such term are the only types of such items.

     Or. The term "or" will not be interpreted as excluding any of the items described.

     Plural and Singular Words. Whenever the plural form of a word is used in this Agreement, that word will include the singular form of that word. Whenever the singular form of a word is used in this Agreement, that word will include the plural form of that word.

     Predecessors. Any of Seller's representations and warranties concerning any Claim against Seller, any liability or obligation of Seller, or any violation of Law by Seller will include any Claims with respect to each predecessor of Seller, including all direct and indirect predecessors of any such predecessor.

     Pronouns. Whenever a pronoun of a particular gender is used in this Agreement, if appropriate that pronoun also will refer to the other gender and the neuter. Whenever a neuter pronoun is used in this Agreement, if appropriate that pronoun also will refer to the masculine and feminine gender.

     Representations and Warranties. Seller's representations and warranties under this Agreement will mean the representations and warranties contained in
Article IV and the reaffirmation of Seller's representations and warranties in Seller's Closing Certificate. Purchaser's representations and warranties under this Agreement will mean the representations and warranties contained in Article V and the reaffirmation of those representations and warranties in Purchaser's Closing Certificate.

     Statutes. Any reference to Law or any specific statute will include any changes to such law or statute after the Signing Date, any successor law or statute, and any regulations and rules promulgated under such law or statute and any successor law or statute, whether promulgated before or after the Signing Date.

The following list sets forth the schedules to the Asset Purchase Agreement that have been omitted from this Exhibit 2.2. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.


Schedule                                                                                                Description
--------                                                                                                -----------

Schedule 1.1................................................................................Ownership of the Shares
Schedule 4.1.........................................................................Jurisdictions of Incorporation
Schedule 4.5(a)(1)...................................................................................Capitalization
Schedule 4.5(a)(2).....................................................................Exceptions to Capitalization
Schedule 4.5(b)........................................................................................Subsidiaries
Schedule 4.6(a).......................................................................Year-End Financial Statements
Schedule 4.6(b)........................................................................Interim Financial Statements
Schedule 4.8..........................................................................Exceptions to Certain Changes
Schedule 4.12(a)................................................................................Owned Real Property
Schedule 4.12(b)...............................................................................Leased Real Property
Schedule 4.13(a)............................................................................Owned Personal Property
Schedule 4.13(b)...........................................................................Leased Personal Property
Schedule 4.15.............................................................................................Insurance
Schedule 4.16....................................................................................Material Contracts
Schedule 4.17....................................................................................Litigation; Orders
Schedule 4.17(1)...................................................................Exceptions to Litigation; Orders
Schedule 4.19...............................................................................................Permits
Schedule 4.20(a)............................................................................Owned Intangible Assets
Schedule 4.20(b).........................................................................Licensed Intangible Assets
Schedule 4.21(a)..........................................................................................Employees
Schedule 4.21(b).....................................................................Employment and Labor Contracts
Schedule 4.22(a)..............................................................................Welfare Benefit Plans
Schedule 4.22(b)..............................................................................Pension Benefit Plans
Schedule 4.22(c)..............................................................................Employee Arrangements
Schedule 4.24..................................................................Bank Accounts and Powers of Attorney
Schedule 4.26..................................................................Exceptions to Affiliate Transactions
Schedule 6.3(b)...............................................................Exceptions to Prohibited Transactions
Schedule 6.8.....................................................................................Transferred Assets
Schedule 8.2(b)...................................................................................Required Consents
Schedule 8.3(b)....................................................................................Required Permits
Schedule 9.1(m).................................................................................Restricted Software
Schedule 12.8....................................................................................Notice Information
